Exhibit 10.45

DWFLLP

110 Queen Street Glasgow G13HD DX GW9 LP - 1 Glasgow 12

T +44 (0) 141 228 8000 F +44 (0) 141 228 8310 www.dwf.law

David Ratter DWF LLP 96 Fountainbridge Edinburgh EH3 9QA	Your Ref:
	Our Ref:	CJM/201667-5
Please quote this when replying
	Date:	16 February 2018
	Please ask for: Ext: Direct Dial: E-mail: Direct Fax:	Chris McLeish 562052 +44 (0)141 228 8052 Chris.McLeish@dwf.law +44 (0)141 228 8310

Dear Sirs

QUOTIENT BIOCAMPUS LIMITED

ROSLIN ASSETS LIMITED

SITE 3, BIO CAMPUS, ROSLIN, MIDLOTHIAN

On behalf of and as instructed by the Seller, we offer to sell the Property to the Purchaser on the following conditions:-

1.	Definitions and Interpretation
1.1.	In the Missives:

"2003 Act" means the Land Reform (Scotland) Act 2003;

"2003 Act Notice" means any copy application, invitation to make representations or notice in terms of the 2003 Act in respect of the Property;

"2012 Act" means the Land Registration etc (Scotland) Act 2012;

"Advance Notice" means an advance notice as defined in Section 56 of the 2012 Act;

"Agreed Form" means the form of the Warranties and Product Guarantees in the form of the draft warranties and product guarantees previously provided to the Purchaser and approved by the Purchaser or the Purchaser's Solicitors;

"Alba" means Alba Bioscience Limited, incorporated under the Companies Acts with Registered Number SC310584 and having their Registered Office at Douglas Building Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL

"Appointment" means the Sub-Consultancy Agreement between MW High Tech Projects UK Limited and Fletcher Joseph (Edinburgh) Limited dated 17 January 2018

DWF LLP is a limited liability partnership registered in England and Wales with registered number OC328794.

The term Partner is used to refer to a Member of DWF LLP or an employee or consultant with equivalent standing and qualifications

A list of the Members of DWF LLP and of the Non-Members who are designated as Partners is open to inspection at rts registered of11ce, 1 Scott Place. 2 Hardman Street, Manchester M3 3AA

DWF LLP (registered number OC328794) is authorised and regulated by the Solicitors Regulation Authority

DWF LLP is also recognised as an incorporated practict;l by the Law Society of Scotland (registered number 43186).

ISO 9001 :2008 Certificate No LRQ 4003826

"Beneficial Owner" means Roslin Estate Company, a firm having their place of business at Maybrook House, Blackfriars Street, Manchester M3 2EG;

"Building Contract" means the contract in the form of a JCT Design and Build 2011 between the Seller and MW High Tech Projects UK Limited dated 18 December 2015;

"Building Contractor" means MW High Tech Projects UK Limited incorporated under the Companies Act Registered Number 05179071 and having their Registered Office at Unit C1, Methuen South, Methuen Park, Bath Road, Chippenham SN14 0GT;

"Building Contractor Collateral Warranties" means a validly executed Collateral Warranty in the Agreed Form in favour of each of the Purchaser and the Funder;

"Business Day" means a day on which clearing banks in Edinburgh, Glasgow and London are open for normal business

"Price Retention" means the sum of Three hundred and fifty thousand pounds (£350,000)

"Completion" means the Date of Entry or, if later, the date when the Completion Payment is paid and the purchase of the Property is completed in terms of the Missives;

"Completion Payment" means the Price subject to all adjustments provided for in the Missives (including all rent and other apportionments) and under deduction of the Price Retention;

"Conclusion Date" means, unless otherwise specified, the first date on which the Missives create a concluded contract;

"Consultant" means Fletcher Joseph (Edinburgh) Limited incorporated under the Companies Acts Registered Number SC163995 and having its Registered Office at 5 Millar Place, Edinburgh EH10 5HJ;

"Consultant Warranties" means a validly executed Collateral Warranty in the Agreed Form by the Consultant in favour of each of the Purchaser and the Funder;

"Construction Documents" means copies of the complete and fully executed construction documents listed at Part 3B of the Schedule;

"Date of Entry" means 16 March 2018 or such other date as the Purchaser and the Seller may agree in writing with specific reference to the Missives;

"Deliverable Items (Completion)" means

(a)	The current draft of the Health and Safety File in respect of the Recently Competed Works complying in all respects with the CDM Regulations;
(b)	A schedule listing the names and addresses of all contractors, consultants, sub-contractors and suppliers who have been involved in or concerned with the Recently Completed Works;

"Deposit Agreement" means the Rent Deposit Agreement to be entered into between the Purchaser and Alba Bioscience Ltd in the form of the draft contained in Part 16 of the Schedule;

"Design Documents" means all finalised plans, drawings, elevations, sections, specifications and other design information relating to the Recently Completed Works;

"Disclosed Documents" means the documents listed in Part 1 of the Schedule;

"Disposition" means the disposition of the Property in favour of the Purchaser in terms of the draft set out in Part 8 of the Schedule;

"Funder" means Rothschild Bank International Limited, a company incorporated in Guernsey with Company Registration Number 1088 and having its Registered Office at St Julian's Court, St Peter Port, Guernsey GY1 3BP and Partnership Life Assurance Company Limited, a company incorporated under the Companies Act in England and Wales with Company Number 05465261 and having its Registered Office at 5th Floor, 110 Bishopsgate, London EC2N 4AY (designed as N M ROTHSCHILD & SONS LIMITED (as security agent) incorporated and registered in England and Wales with company number 925279 whose registered office is at New Court, St Swithin's Lane, London, EC4N 8AL for the purpose of the Warranties (with the exception of the Letters of Reliance));

"Ground Lease Renunciation" means a validly executed renunciation of the Ground Lease listed at Part 3 of the Schedule entered into between the Seller and Scottish Enterprise in the form of the draft contained in part 5 of the Schedule;

"Guarantee" means the Guarantee to be entered into between (One) Quotient Limited and Quotient Suisse S.A; and (Two) the Purchaser in the form contained in part 13 of the Schedule;

"Encumbrances" are encumbrances as set out in Section 9 of the 2012 Act;

"HMRC" means HM Revenue & Customs;

"Interest" means interest on the sum in question at 4% per annum above the base rate from time to time of Royal Bank of Scotland plc from the date that such sum is due for payment or, if there is no such date specified, the date of demand for such sum until such sum is paid;

"Landlord Waivers" means the waiver documents entered into between the Seller and Close Brothers Limited in respect of certain items at the Property all as specified in the documentation contained in Part 17 of the Schedule;

"Landlords" means the landlords under the Leases;

"Leases" means the lease(s) and other documentation listed in Part 3A of the Schedule;

"Letter of Reliance " means a validly executed Letter of Reliance by Mason Evans Partnership Limited in respect of their Report on Site Investigations in respect of the Property dated October 2015 addressed to each of the Purchaser and the Funder in the Agreed Form;

"Licence for Works" means a licence for works in the form of the draft contained in Part 12 of the Schedule;

"Minute of Variation" means the Minute of Variation of lease to be entered into between the Seller and the Tenant in the form contained in part 6 of the Schedule;

"Necessary Consents" means all necessary consents, licenses, permissions, certificates, authorisations, approvals or relaxations required from any local or any other competent authority or statutory undertaker or any other party for the undertaking and completion of the Recently Completed Works and including without prejudice to the foregoing generality all planning permissions and building warrants;

"Opinion Letters" means foreign jurisdiction opinion letters issued by a reputable firm of Jersey Lawyers (in the case of Quotient Limited) and Swiss Lawyers (in the case of Quotient Suisse S.A) in respect of the obligations of those parties in terms of the Guarantee, which opinion letter shall be in a form provided by the opining lawyers subject to such reasonable amendments as may be required by the Purchaser's Solicitors and approved by the opining lawyers (also acting reasonably) but which letters shall, for the avoidance of doubt, confirm the capacity of each party to enter into the guarantee and shall confirm that each party's execution of the Guarantee complies with the laws of their state of origin.

"Missives" means the contract constituted by this offer and all duly executed letters following on it;

"Post–Completion Deliverable Items" means, collectively, complete hard and (when available) electronic copies of each of the following:

(a)

The final "as-built" Design Documents delineating all details of construction and services with dimensions and such other information (including performance manuals and full copies of all maintenance agreements and guarantees in respect of the Recently Completed Works or any part thereof) as will facilitate future maintenance of the Recently Completed works, including all variations;

(b)	The final Health and Safety File in respect of the Recently Competed Works complying in all respects with the CDM Regulations;
(c)	The written consent from Scottish Water in respect of the connection of the Property to the public water and sewerage system pursuant to the Recently Completed Works;

(d)The Energy Performance Certificate in respect of the Recently Completed Works

"Price" means FOURTEEN MILLION NINE HUNDRED AND FIFTY THOUSAND POUNDS (£14,950,000) Sterling exclusive of any VAT;

"Property" means ALL and WHOLE the heritable property known as Site 3, Bio Campus, Roslin, Midlothian extending to 3.18 hectares or thereby all as more particularly described in the Seller Disposition and the Disposition: Together with (i) the whole buildings and erections on it, (ii) the whole Landlords' fixtures and fittings in and on it, (iii) the whole rights, parts, privileges and pertinents, and (iv) the Landlords' interest in and under the Leases;

"Product Guarantees" means the Product Guarantee from Kingspan Limited in respect of panels and Aluminium metal façade which have been installed as part of the Recently Completed works; together with any other product guarantees obtained by and on behalf of the Seller in respect of the Recently Completed Works.

"Purchaser" means Roslin Assets Limited, incorporated under the Companies Acts (Registered Number 10893348 ) and having its Registered Office at 5th Floor, Maybrook House, 40 Blackfriars Street, Manchester M3 2EG;;

"Purchaser's Bank" means (a) the client account of the Purchaser's Solicitors and/or (b) the client account of the solicitors acting for the Purchaser's heritable creditor and/or (c) if it is a bank which is a shareholder in CHAPS Clearing Co. Limited, and the funds in question are loan funds from that bank for the purpose of acquiring the Property, the Purchaser's heritable creditor;

"Purchaser Deposit" means the sum of Twenty Five Thousand Pounds (£25,000) STERLING.

"Purchaser's Solicitors" means David Ratter, DWF LLP, 96 Fountainbridge, Edinburgh (Ref: M52733-5/DAR) or such other solicitors as the Purchaser may appoint in their place from time to time and who have been notified in writing to the Seller's Solicitors;

"RCIL" means the register of community interests in land held by the Keeper of the Registers of Scotland;

"Recently Completed Works" means the works carried out pursuant to the Building Contract and in respect of which the Certificate of Practical Completion was issued on 19 January 2018;

"Rent Deposit" means the rental deposit of THREE MILLION SIX HUNDRED THOUSAND POUNDS (£3,600,000) Sterling payable pursuant to the Deposit Agreement;

"Retention Bond" means the Retention Bond comprised by the letter by Commerzbank Aktiengesellschaft to the Seller dated 18 January 2018 reference Retention Guarantee Number AZSAV7027208001;

"Schedule" means the schedule annexed to this offer;

"Seller" means QUOTIENT BIOCAMPUS LIMITED, incorporated under the Companies Acts (Registered Number SC514165) and having its Registered Office at Douglas Buildings, Pentlands Science Park, Bush Loan, Penicuick EH26 0PL;"Seller's Bank Account" means Bank: Royal Bank of Scotland plc, Sort Code: 16-00-02, Account Number: 21117212, Account Name: DWF LLP Clients Account or such other UK clearing bank account as the Seller's Solicitors nominate by written notice to that effect at least 3 Business Days prior to the Date of Entry;

"Seller Disposition" means a validly executed Disposition by Scottish Enterprise in favour of the Seller in respect of the Property in the form of the draft contained in part 9 of the Schedule;

"Seller's Solicitors" means Chris Mcleish, DWF LLP, 110 Queen Street, Glasgow (Ref: CJM/2016677-5) or such other solicitors as the Seller may appoint in their place from time to time and who have been notified in writing to the Purchaser's Solicitors;

"Snagging List" means the snagging list attached to the Certificate of Practical Completion issued under the Building Contract;

"Sub Consultant Appointments" means each Appointment with a Sub-Consultantin such form as the Seller shall agree with the relevant Sub Consultants and the Consultant and shall be approved by the Purchaser acting reasonably ;

"Sub Consultants" means the Sub-Consultants listed in Part 11 of the Schedule;

"Sub Consultants Warranties" means a validly executed Collateral Warranty from each of the Sub Consultants in favour of each of the Purchaser in such form as the Seller shall agree with the relevant Sub Consultants and shall be approved by the Purchaser acting reasonably;

"Sub-Contracts" means each Sub-Contract with a Sub-Contractor a copy of which has been exhibited to the Purchaser;

"Sub-Contractor" means the Sub-Contractors listed in Part 11 of the Schedule;

"Sub-Contractor Warranties" means a validly executed Collateral Warranty from each of the Sub Contractors in favour of each of the Purchaser and the Funder in the Agreed Form;

"Tenants" means the current tenants (both collectively and individually) under the Leases;

"Title Deeds" means the title deeds of the Property listed in Part 2 of the Schedule;

"TOGC" means a transfer of a business as a going concern for the purposes of Section 49(1) of the VAT Act and Article 5 of the Value Added Tax (Special Provisions) Order 1995;

"VAT" means value added tax as provided for in the VAT Act and any tax similar or equivalent to value added tax or performing a similar fiscal function;

"VAT Act" means the Value Added Tax Act 1994;

"VAT Group" means two or more bodies corporate registered as a group for VAT purposes under Section 43 of the VAT Act; and

"Warranties" means the Building Contractor Warranties, the Consultant Warranties, the Letters of Reliance, the Sub-Consultant Warranties and the Sub-Contractor Warranties.

1.2.	In the Missives, unless otherwise specified or the context otherwise requires:-
1.1.2	any reference to one gender includes all other genders;
1.1.3	words in the singular only include the plural and vice versa;
1.1.4	any reference to the whole is to be treated as including reference to any part of the whole;
1.1.5

any reference to a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and words importing individuals include corporations and vice versa;

1.1.6

any reference to a Clause, Schedule or Part of the Schedule is to the relevant Clause, Schedule or Part of the Schedule of or to this offer and reference, in any Part of the Schedule, to a numbered paragraph is a reference to the relevant numbered paragraph in that Part of the Schedule;

1.1.7	any reference to a statute or statutory provision includes any subordinate legislation which is in force from time to time under that statute or statutory provision;
1.1.8	any reference to any statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time taking account of any amendment or re-enactment;
1.1.9

any phrase introduced by the words "including", "include", "in particular" or any similar expression is to be construed as illustrative only and is not to be construed as limiting the generality of any preceding words;

1.1.10	a document will be duly executed only if it is executed in such manner as meets the requirements of Section 3 or Sections 9B and 9C of the Requirements of Writing (Scotland) Act 1995;
1.1.11

where at any one time there are two or more persons included in the expression "Purchaser" or "Seller" obligations contained in the Missives which are expressed to be made by the Purchaser and/or the Seller are binding jointly and severally on them and their respective executors and representatives whomsoever without the necessity of discussing them in their order;

1.1.12	any reference to funds being cleared means that the funds are immediately available for withdrawal from the holder's bank account;
1.1.13	any reference to "reasonable consent" means the prior written consent of the party in question, such consent not to be unreasonably withheld or delayed; and

1.1.14	where a Clause provides that Interest is payable and that the sum must be paid within a specified period, no Interest will accrue on the sum provided it is paid within that period.
1.3.	The headings in the Missives are included for convenience only and are to be ignored in construing the Missives.
1.4.	The Schedule forms part of the Missives.
2.	Price
2.1.	Deposit
2.1.1.	Payment

2.1.1.1 The Purchaser Deposit will be:-

(a)	paid by the Purchaser within 1 Business Day after the Conclusion Date by instantaneous bank transfer of cleared funds from the Purchaser’s Bank to the Seller’s Solicitors; and
(b)

placed by the Seller’s Solicitors in an interest bearing account immediately on receipt and be held by them as stakeholders on behalf of the Purchaser and the Seller pending the occurrence of any of the events described in Clauses 2.1.3.1 to 2.1.3.6.

2.1.1.2. payment not made in accordance with Clause 2.1.1.1(a) may be refused.

2.1.2.	Cancellation

If the Purchaser fails to pay the whole of the Purchaser Deposit with any Interest due as set out in Clause 2.4 within 5 Business Days after the due date the Seller is entitled to rescind the Missives and retain any part of the Purchaser Deposit and Interest which has been paid by the Purchaser as its own monies.

2.1.3.	Treatment of Purchaser Deposit

The Purchaser Deposit will be:-

2.1.3.1	treated as a payment to account of the Price if the purchase of the Property proceeds, and accordingly released at Completion;
2.1.3.2	forfeited to the Seller if the Purchaser is in material breach of its obligations under the Missives and the Seller properly rescinds the contract constituted by the Missives as a result;
2.1.3.3	forfeited to the Seller if the Seller properly rescinds the Missives in accordance with Clause 2.5 (Cancellation of Sale);

2.1.3.4	returned to the Purchaser if the Purchaser properly resiles from the Missives
2.1.3.5

returned to the Purchaser if either the Seller or the Purchaser properly resiles from the Missives or if the Missives automatically terminate in each case in accordance with Clause 7.5.4] (Community Interests);

2.1.3.6	returned to the Purchaser if either Seller or the Purchaser properly resiles from the Missives in accordance with Clause 12.2 (Damage or Destruction).
2.1.4	Interest
2.1.4.1	If the Purchaser Deposit or any part of it is not paid to the Seller on the due date then, notwithstanding consignation, the Purchaser will pay to the Seller Interest on the outstanding money.
2.1.4.2

The interest accrued on the Purchaser Deposit will be paid to the party to whom the Purchaser Deposit is payable in accordance with the foregoing provisions.  For the avoidance of doubt, the interest will be treated as a payment to account of the Price if Clause 2.1.3.1 applies.

2.1.5	Undertakings and Confirmations
2.1.5.1

The Seller and the Purchaser undertake that they will, and that they will procure that their respective solicitors will, take all such steps as may be necessary as expeditiously as possible to give effect to the foregoing provisions, including signing all necessary bank forms and other documentation.

2.1.5.2

The Seller’s Solicitors and the Purchaser’s Solicitors respectively confirm, by the issue and acceptance of this offer, that they are authorised to give effect to this Clause 2.1 insofar as obligations are imposed on them.

2.2	Payment
2.2.1

The Completion Payment will be paid by the Purchaser on the Date of Entry by instantaneous bank transfer of cleared funds from the Purchaser's Bank to the Seller's Bank Account in exchange for the Disposition and other items to be delivered by the Seller referred to in Clause 9.

2.2.2	A payment not made in accordance with Clause 2.2.1 may be refused.
2.3	Apportionment

The Price will be apportioned between Property and Fixed Plant as determined in conformity with Clause 18.

2.4	Interest

If the Completion Payment (and any VAT which the Purchaser has agreed in terms of Clause 3 to pay to the Seller on the Date of Entry) or any part of it is not paid to the Seller on the Date of Entry then, notwithstanding consignation or that the Purchaser has not taken entry, the Purchaser will pay to the Seller Interest on the outstanding money.

2.5	Cancellation of Sale

If the Purchaser fails to pay the Completion Payment (and any VAT which the Purchaser has agreed in terms of Clause 3 to pay to the Seller on the Date of Entry) with Interest as set out in Clause 4 within 10 Business Days after the Date of Entry the Seller is entitled to rescind the Missives, to re-sell the Property to any third party and to claim damages from the Purchaser which may include:-

2.5.1	all costs and expenses incurred in relation to the re-marketing of the Property and the re-sale of it;
2.5.2	any shortfall between:-
2.5.2.1	the sale price received by the Seller on any such re-sale; and
2.5.2.2	the Price; and
2.5.3

financial losses including increased funding costs which the Seller would not have incurred had the Price been paid on the Date of Entry and interest which the Seller could have earned on the Price had it been paid on the Date of Entry.

If the Seller rescinds the Missives, no Interest will be due by the Purchaser in terms of Clause 2.4.

2.6	Receipt of Money

For the purposes of this Clause 2, money will not be deemed paid to the Seller until such time as same day credit on it is available to the holder of the Seller's Bank Account in accordance with normal banking procedure.

2.7	Suspension

The provisions of Clauses 2.4 and 2.5 will not apply and the Seller will not be entitled to the rents under the Leases in terms of Clause 4.2 for any period of time during which the delay in payment by the Purchaser is due to any failure or breach by or on behalf of the Seller to implement its obligations or duties under the Missives on time.

2.8	Price Retention

At Completion the Price Retention shall be placed by the Purchaser's solicitors and the Seller's solicitors jointly in an interest bearing account and be held by them as stakeholders on behalf of the Purchaser and the Seller pending the occurrence of the Payment Date as specified in paragraph 1.5 of Part 18 of the Schedule.  The terms of Clauses 2.1.4.1 and 2.1.5 shall apply mutatis mutandis to the Price Retention.  The Seller and the Purchaser irrevocably instruct their respective solicitors to execute any documentation properly due to be executed by them in order to give proper effect to this clause and the terms of Part 18 of the Schedule.

3	VAT –
3.1	TOGC
3.1.1	The Seller and the Purchaser agree:

3.1.1.1	that the sale of the Property constitutes a TOGC and accordingly no VAT will be charged on the Price at Completion and no VAT will form part of the Completion Payment;
3.1.1.2	that the business of letting the Property for a consideration is capable of being operated separately as a business; and
3.1.1.3	to use all reasonable endeavours both before and after Completion to procure that the sale of the Property is treated by HMRC as a TOGC.
3.1.2	The Seller confirms to the Purchaser that:
3.1.2.1	it (or the representative member of its VAT Group) is registered for the purposes of VAT;
3.1.2.2

either it or a person of which it is, and will at Completion be, a relevant associate (for the purposes of the VAT Act, Schedule 10, paragraph 2) has exercised pursuant to the VAT Act, Schedule 10, paragraph 2 (or been treated pursuant to the VAT Act, Schedule 10, paragraph 21 as having exercised) an option to tax in respect of the Property and has duly notified that option to HMRC to the extent required in order to make it effective;

3.1.2.3

it (or such other person referred to in Clause 3.1.2.2) has not revoked, and will not revoke before Completion, its option and, where such option is treated as having been exercised as a result of a real estate election having been made, will not prior to Completion take any action, or omit to take any action, by virtue of which HMRC could revoke such real estate election;

3.1.2.4

the assets to be transferred to the Purchaser in terms of the Missives have been and will, in the period up to Completion, be used continuously for the Seller's business comprising the letting of and the collection of rents from property and such assets are the only assets in the business to be transferred; and

3.1.2.5	at Completion the Seller and the Tenants will not be members of the same VAT Group.

The Seller has exhibited evidence of the matters stated in Clauses 3.1.2.1 and 3.1.2.2, which will include, if received by the Seller (or such other person referred to in Clause 3.1.2.2 prior to Completion, an acknowledgement by HMRC of the notification of such option to tax or where the option to tax is treated as having been exercised in respect of the Property by virtue of the VAT Act, Schedule 10, paragraph 21, an acknowledgement by HMRC of the real estate election made).

3.1.3

If, notwithstanding the provisions in this Clause 3, HMRC direct in writing that VAT is chargeable on the sale of the Property, the Seller will notify the Purchaser in writing within 5 BusinessDays of the Seller being so advised by HMRC.

3.1.4	The Purchaser will pay to the Seller within 10 BusinessDays of written demand a sum equal to the amount of VAT determined by HMRC, in exchange for a valid VAT invoice.

3.1.5

Subject to Clause 3.1.7, the Purchaser will pay, in addition, to the Seller within 10 Business Days of written demand an amount equal to the total of any interest, penalties, claims, losses, damages, costs and expenses arising as a consequence of, or in relation to the failure to charge and collect VAT on the Price at Completion and to account for such VAT to HMRC except to the extent that VAT is chargeable on the Price as a consequence of the Seller's failure to comply with its obligations and undertakings in terms of this Clause 3.

3.1.6	The Seller will use all reasonable endeavours to minimise the amount due under Clause 3.1.6.
3.1.7

If the Purchaser fails to pay any amount due under Clauses 3.1.5 and 3.1.6 within the relevant time limit, the Purchaser will pay Interest on the outstanding amount.  No Interest will be payable under this Clause in respect of any amount and time period to the extent that the Seller has already been compensated under Clause 3.1.6 for interest in respect of the same amount and the same time period.

3.1.8

The Purchaser and the Seller do not intend to make a joint application under regulation 6(1) of the VAT Regulations 1995 (SI 1995/2518) for the Purchaser to be registered for VAT under the Seller's VAT registration number and the Seller confirms that it will allow the Purchaser such access to VAT records relating to the Property as required by Section 49 of the VAT Act as amended by the Finance Act 2007.

3.1.9

The Seller and the Purchaser shall, and the Purchaser shall procure that the Beneficial Owner shall, enter into an agreement before Completion in the form of the Notice of Agreement to Adopt Statement of Practice comprised within Part 20 of the Schedule.  The Seller shall sign and return the said Notice within 5 Business Days of receipt.

3.1.10	The Purchaser confirms to the Seller that it is acting as nominee for the Beneficial Owner in relation to the purchase of the Property.
3.1.11	The Purchaser confirms to the Seller that it will procure that:
3.1.11.1	the Beneficial Owner will be registered for the purposes of VAT at Completion;
3.1.11.2	before Completion the Beneficial Owner will:
3.1.11.2.1	exercise an option to tax in respect of the Property under the VAT Act, Schedule 10, paragraph 2 or make a real estate election under the VAT Act, Schedule 10, paragraph 21; and
3.1.11.2.2	duly notify such option to tax or real estate election (as the case may be) to HMRC;

in either case, so as to ensure that the conditions in Article 5(2A) of the Value Added Tax (Special Provisions) Order 1995 will be satisfied in respect of the Purchaser's acquisition of the Property from the Seller;

3.1.12

the Beneficial Owner will not revoke its option either before or after Completion and, where such option is treated as having been exercised as a result of a real estate election having been made, will not take any action, or omit to take any action, by virtue of which HMRC could revoke such real estate election;
3.1.13	the Beneficial Owner will use such assets in carrying on the same kind of business as the Seller' namely that detailed in clause 3.1.13; and
3.1.14	the Beneficial Owner and the Tenants will not be members of the same VAT Group.
3.1.15

The Purchaser confirms to the Seller that it will deliver to the Seller before Completion a VAT Notification in the form comprised in Part 19 of the Schedule duly signed by or on behalf of the Beneficial Owner confirming that Article 5 (2B) of the Value Added Tax (Special Provisions) Order 1995 does not apply to the Beneficial Owner in relation to the purchase of the Property.

3.1.16

The Purchaser will exhibit to the Seller, as soon as reasonably practicable, and in any event before Completion, evidence of the matters stated in 3.1.11.1 and 3.1.11.2 which will include an acknowledgement from HMRC of the notification of such option to tax or, as the case may be, such real estate election if received by the Purchaser prior to Completion.

3.2	Capital Goods Scheme

The Seller confirms to the Purchaser that none of the assets to be transferred to the Purchaser in terms of the Missives is a capital item to which the Capital Goods Scheme (per Regulation 112 to 116 of the Value Added Tax Regulations 1995 as amended) applies or will apply in the period up to Completion.

4.	Entry and Apportionments
4.1	Entry

Entry to the Property subject only to and with the benefit of the Leases will be given on the Date of Entry.

4.2	Rent Apportionment
4.2.1

The rents payable under the Leases will, subject to Clause 2.7, be apportioned (net of VAT) at Completion on the basis that the Purchaser will receive a 1/365th part of the rent for each day from (and including) Completion to (but not including) the next rent payment date(s) under the Leases.

4.2.2	The rents will be apportioned on the assumption that the Seller has received payment of all sums due prior to Completion, whether or not that is in fact the case.
4.3	Other Apportionments
4.3.1	All other payments under the Leases and all other outgoings for the Property (other than rates and, insurance) will be apportioned as at Completion on an equitable basis.
4.3.2

Within 5 Business Days after Completion, the Seller or the Seller's Solicitors will advise the local authority of the change of ownership of the Property so that any apportionment of rates can be carried out by the local authority.

5.	Other Payments
5.1	Arrears
5.1.1

If any rents or other payments under the Leases are in arrears at Completion the Purchaser will use all reasonable endeavours to procure payment from the Tenants as soon as practicable after Completion provided that the Seller keeps the Purchaser free of expense.

5.1.2

The Purchaser will pay to the Seller all sums relating to such arrears (together with any interest paid by the Tenants in terms of the relevant Lease) within 5 Business Days of cleared funds being received from the relevant Tenant.

5.1.3

If the Seller or its agents receive any payments from the Tenants after Completion which do not relate to arrears due to the Seller it will pay them to the Purchaser within 5 Business Days of cleared funds being received from the relevant Tenant.

5.1.4

If requested by the other, the Seller and the Purchaser will each assign to the other such rights as are reasonably necessary to enable them to recover from the Tenants any sums due under the Leases to which they are entitled in terms of the Missives.  The Seller may not take any steps to sequestrate any Tenant or appoint a receiver or liquidator to any Tenant except with the reasonable consent of the Purchaser.

5.2	Rent Deposit
5.2.1

At Completion the Seller will procure that there is paid by Alba to the Purchaser the Rent Deposit (and the Purchaser shall be entitled to deduct the Rent Deposit from the Completion Payment in the event that Alba does not pay the Rent Deposit at Completion);

5.2.2

The Purchaser (provided the Purchaser's Solicitors are supplied with the relevant engrossment by the Seller's Solicitors not less than 10 Business Days prior to the Date of Entry) shall validly execute and deliver to the Seller's Solicitors not less than 5 Business Days prior to the Date of Entry, the Deposit Agreement.  The Seller shall then procure that Alba validly executes the Deposit Agreement and delivers the original to the Purchaser at Completion so that the Purchaser may attend to registration as soon as practicably possible following Completion and provide the Seller's Solicitor with an extract of the Deposit Agreement.

6.	Disclosed Documents
6.1

Subject to Clause 9 the Purchaser is deemed to have examined the Disclosed Documents and accepts that it is purchasing the Property on the basis that it has satisfied itself on all matters disclosed in them and on the validity and marketability of the Seller's title to the Property.

6.2

Clause 6.1 will override any other provision of the Missives apparently to the contrary and any confirmation given by the Seller in the Missives is given subject to the Disclosed Documents whether or not that is expressly stated.

7.	Title
7.1	Encumbrances
7.1.1	So far as the Seller is aware there are no Encumbrances affecting the Property other than as referred to in the Disclosed Documents.
7.1.2	The Property is sold with and under the Encumbrances affecting the Property whether specified or referred to in the Title Deeds or not.
7.1.3

To the extent that the same are not properly payable by the Tenants, the Seller shall be responsible for all payments due under the Title Deeds in respect of the period prior to Completion and will pay within 10 Working Days of demand by the Purchaser any such monies as are invoiced to the Purchaser in respect of said period.

7.2	Minerals

The minerals are included in the sale to the extent to which the Seller has any right to them.

7.3	Outstanding Disputes

During the period of the Seller's ownership of the Property, there have been no disputes which remain outstanding with neighbouring proprietors or third parties about items common to the Property and adjacent premises, access to or from the Property, the title to the Property or similar matters.

7.4	Possession

The Seller confirms that it is currently in possession of the Property and has been in possession of the subjects let in terms of the Ground Lease listed at Part 3 of the Schedule openly, peaceably and without judicial interruption for a continuous period of at least one year.

7.5	Community Interests
7.5.1	The Seller has not received any 2003 Act Notice.
7.5.2	If the Seller receives any 2003 Act Notice prior to registration of the Disposition, then the Seller will immediately:
7.5.2.1	notify the Purchaser; and
7.5.2.2	exhibit a copy of it to the Purchaser.
7.5.3

If the Seller receives any 2003 Act Notice (whether before, on or after Completion) which relates to an application by a community body to register an interest in the Property received by the Scottish Ministers after the Conclusion Date, the Seller will immediately:

7.5.3.1

exhibit a copy of the Missives and any other information in terms of Section 39A of the 2003 Act to the Scottish Ministers to ensure that the Scottish Ministers decline to consider the application in terms of Section 39(5) of the 2003 Act; and

7.5.3.2	exhibit evidence to the Purchaser of compliance with Clause 7.5.3.1.
7.5.4

If the Seller receives any 2003 Act Notice (whether on or before Completion) which relates to any application by a community body to register an interest in the Property received by the Scottish Ministers on or before the Conclusion Date:

7.5.4.1

either party will be entitled to resile from the Missives without penalty on delivery of a written notice to that effect to the other's solicitors, not later than 5 Business Days after the date on which the Purchaser has received the copy 2003 Act Notice in terms of Clause 7.5.2.2, time being of the essence; or

7.5.4.2	if the original Date of Entry has passed because the Seller and the Purchaser have been prevented by the 2003 Act Notice from taking any further steps to transfer the Property, then:
7.5.4.2.1

the Seller will notify the Purchaser in writing within 2 Business Days after receipt of notification from the Scottish Ministers or from the community body (as appropriate) of any of the matters referred to in Clause 7.5.47.5.4.27.5.4.2.2, and

7.5.4.2.2	subject to Clause 7.5.47.5.4.3, the Date of Entry will be 5 Business Days after receipt of the notice from the Seller confirming that:
7.5.4.2.2.1	the Scottish Ministers have decided not to enter the community interest in land to which the 2003 Act Notice relates in the RCIL;
7.5.4.2.2.2	the community body has withdrawn the application to which the 2003 Act Notice relates;
7.5.4.2.2.3	the Scottish Ministers have received written notice from the community body that it will not exercise the right to buy the land; or
7.5.4.2.2.4	the Scottish Ministers have decided not to consent to allow the right to buy to proceed.
7.5.4.3

and if the Scottish Ministers decide to enter the community interest in land to which the 2003 Act Notice relates in the RCIL either party will be entitled to resile from the Missives without penalty on delivery of a written notice to that effect to the other's solicitors, prior to the date on which either:

7.5.4.3.1	the community body withdraws the application to which the 2003 Act Notice relates; or

7.5.4.3.2	the Scottish Ministers receive written notice from the community body that it will not exercise the right to buy the land; or
7.5.4.3.3	the Scottish Ministers decide not to consent to allow the right to buy to proceed.
7.5.4.4	and if the community body completes the purchase of the Property then:
7.5.4.4.1	the Missives will automatically terminate on completion of the sale of the Property to the community body; and
7.5.4.4.2	the Seller will notify the Purchaser that the Missives have terminated immediately.
7.5.5	If the Disposition is of no effect by virtue of the 2003 Act then within 5 Business Days of the date on which this is established:
7.5.5.1	the Seller will pay to the Purchaser:
7.5.5.1.1	the Completion Payment (and any VAT on the Price); and
7.5.5.1.2	all sums properly expended for rates, utilities, insurance, service charge expenditure and other outgoings for the Property in the period from (and including) Completion;
7.5.5.2	and, in exchange, the Purchaser will:
7.5.5.2.1	withdraw its application for registration of the Disposition and within 5 days of receipt deliver it to the Seller; and
7.5.5.2.2	pay to the Seller any sums received by the Purchaser for rent and any other sums received in its capacity as owner of the Property in the period from (and including) Completion.

The Seller and the Purchaser will co-operate with each other and do such acts and things, execute such deeds and documents and deliver such documents and evidence as may be required to return the parties to the position in which they were before Completion.

7.6	Advance Notices
7.6.1

The Seller will apply to the Keeper for an Advance Notice for the Disposition, in the form adjusted with the Purchaser, to be either (i) entered on the application record for the Property or (ii) recorded in the Register of Sasines no earlier than 5 Business Days prior to the Date of Entry.  The cost of the Advance Notice for the Disposition will be met by the Seller.

7.6.2	The Seller consents to the Purchaser applying to the Keeper for Advance Notices for any deeds which the Purchaser intends to grant in relation to the Property. The cost of any Advance Notices which the Purchaser applies for will be met by the Purchaser.
7.6.3

If the Seller rescinds the Missives in the circumstances set out in Clause 2.5 (Cancellation of Sale) the Purchaser consents to the discharge of the Advance Notice for the Disposition and the Purchaser confirms that it will immediately discharge at its own cost any Advance Notice submitted by it if requested to do so by the Seller.

7.6.4

If Completion is likely to occur after the Date of Entry, the Seller, if requested to do so by the Purchaser, will apply for a further Advance Notice for the Disposition, in the form adjusted with the Purchaser, and the cost of any additional Advance Notices will be met:-

7.6.4.1	by the Seller, if the delay in settlement is due to any failure or breach by or on behalf of the Seller to implement its obligations under the Missives on time; or
7.6.4.2	by the Purchaser, if the delay in settlement is due to any failure or breach by or on behalf of the Purchaser to implement its obligations under the Missives on time.
7.6.5	The Seller's Solicitors will not provide any letter of obligation which undertakes to clear the records of any deed, decree or diligence.
7.7	Land Register Requirements
7.7.1

Subject to Clause 7.7.2 the Seller will deliver to the Purchaser, on demand from time to time and at the Seller's expense, such documents and evidence as the Keeper may require to enable the Keeper to update or create (as the case may be) the Title Sheet of the Property to disclose the Purchaser as the registered proprietor of the whole of the Property.  Such documents will include (unless the Property comprises part only of a building):-

7.7.1.1	a plan or bounding description sufficient to enable the Property to be identified on the cadastral map; and
7.7.1.2

evidence (such as a plans report) that (i) the description of the Property in the Title Deeds is habile to include the whole of the occupied extent and (ii) there is no conflict between the extent of the Property and any registered cadastral units.

7.7.2	After Completion, the Seller will deliver such documents and evidence as are specified in Clause 7.7.1 only if the Disposition is presented for registration not later than 14 days after Completion.
7.7.3

If the application for registration of the Disposition is rejected by the Keeper, then the Seller will co-operate with the Purchaser and, at the Purchaser’s expense, do such acts and things (including obtaining a further Advance Notice), execute such deeds and documents and deliver such documents and evidence as may be required to enable the Keeper to update or create (as the case may be) the Title Sheet of the Property to disclose the Purchaser as the registered proprietor of the whole of the Property.

7.8	Trust Clause

If the Seller is a company and if requested in writing by the Purchaser at least 3 Business Days prior to the Date of Entry, the Disposition will incorporate a declaration that the Seller will hold the Property as trustee for the Purchaser and its successors, until the Keeper has created or updated (as the case may be) the Title Sheet of the Property to disclose the Purchaser as the registered proprietor of the whole of the Property.

8.	Leases
8.1	Confirmations

The Seller confirms that, except as disclosed in Part 4 of the Schedule:-

8.1.1	the Leases and the Minute of Variation accurately set out the whole terms of the letting or occupation of the Property;
8.1.2

the Leases and the Minute of Variation; have not been amended or varied in a manner which is binding on the Purchaser and they will not be so amended or varied, prior to Completion, except with the prior written consent of the Purchaser (and save in respect of the Renunciation of the Ground Lease which will be completed prior to Completion pursuant to the Ground Lease Renunciation);

8.1.3	the Seller is not aware of any material breach by the Tenants of any of their obligations under the Leases which would not be reasonably ascertainable from an inspection of the Property;
8.1.4	the Seller has not received written notification from any of the Tenants of claims or disputes under the Leases against the Landlords which are outstanding;
8.1.5	there are no notices issued by the Seller to any of the Tenants, or by any of the Tenants to the Seller, under the Leases which remain to be implemented;
8.1.6	no notices by or on behalf of any of the Tenants exercising any option to break or terminate any of the Leases have been served on the Seller or vice versa;
8.1.7	the Seller has not received written notification of the insolvency, liquidation, administration or receivership of any of the Tenants;
8.1.8	the Seller has not received written notification of the creation of any fixed or floating charges over the interest of any of the Tenants under the Leases; and
8.1.9	The Lease shall continue in force notwithstanding the grant of the Seller Disposition and the entering into of the Ground Lease Renunciation.
8.2	Period to Completion

The Seller will take all necessary steps which a prudent landlord (acting reasonably) would take in the interests of good estate management to ensure that the confirmations given in Clause 8.1 apply at Completion.

8.3	Interim Management
8.3.1	In the period from the date of this offer until Completion, the Seller will:-
8.3.1.1	implement its obligations under the Leases;
8.3.1.2	continue to manage the Property and the Leases as a responsible landlord and in accordance with the principles of good estate management; and
8.3.1.3	disclose in writing any changes to the confirmations given in Clause 8.1.
8.3.2	The Seller will not:-
8.3.2.1	terminate or accept a renunciation of any Lease; or
8.3.2.2	grant any new lease; or
8.3.2.3	vary any Lease, or
8.3.2.4	settle any rent review under the Leases, propose or agree any reference to a third party for determination of any rent review or make or agree any proposal for a reviewed rent; or
8.3.2.5	serve any notice under the Leases,or
8.3.2.6	carry out any alterations to the Property

except with the prior written consent of the Purchaser.

8.3.3

If any application to the Seller for its consent under the Leases is still outstanding, or if any such application is made prior to Completion, the Seller will not grant consent without the prior written approval of the Purchaser.  In relation to each such application, the Purchaser will timeously comply with the obligations of the Seller, as Landlords, failing which the Purchaser will indemnify the Seller fully in respect of all liability incurred by the Seller to the Tenants in relation to the relevant applications.

8.4	Rent Reviews

There are no outstanding rent reviews under any of the Leases.

9.	Completion
9.1	At Completion, the Purchaser will pay the Completion Payment (and any VAT on the Price) to the Seller in terms of Clause 2.1.
9.2	In exchange for the items referred to in Clause 9.1, at Completion the Seller will deliver to the Purchaser;
9.2.1	Disposition

the Disposition duly executed by the Seller

9.2.2	Title Deeds

(a)the Title Deeds; and

(b)	all necessary links in title evidencing the Seller's exclusive ownership of the Property;
9.2.3	Leases and the Minute of Variation
9.2.3.1	insofar as held by the Seller, the Leases; and
9.2.3.2	the principal signed Minute of Variation together with completed land register application form and payment in respect of registration dues thereon.
9.2.4	The Guarantee and Rent Deposit Agreement

the Guarantee validly exceuted by Quotient Limited and Quotient Suisse S.A; and the Deposit Agreement validly executed by Alba;

9.2.5	Disclosed Documents

the remaining Disclosed Documents;

9.2.6	Legal Reports
9.2.6.1	a legal report brought down to a date as near as practicable to Completion which report will show:-
9.2.6.1.1	no entries adverse to the Seller's interest in the Property;
9.2.6.1.2	the Advance Notice for the Disposition; and
9.2.6.1.3	no other Advance Notices other than those submitted by the Purchaser;
9.2.6.2	a search in the RCIL brought down as near as practicable to Completion showing nothing prejudicial to the ability of the Seller validly to transfer title to the Property to the Purchaser the cost of the legal report and search being the responsibility of the Seller;

9.2.7	Charges Searches

searches in the register of charges and company file of the Seller (including a search to identify the directors and the secretary of the Seller as at the date of signing the Disposition) from the date of its incorporation or the date of inception of the register (whichever is the later) brought down:-

9.2.7.1	as near as practicable to Completion; and
9.2.7.2	within 3 months following Completion, to a date at least thirty six days after Completion in both cases disclosing no entry prejudicial to the Purchaser's interest but the Seller's Solicitors will not provide a letter of obligation in respect of the updated search in the register of charges and company file;

9.2.8	Discharge/Deed of Restriction
9.2.8.1

a discharge/deed of restriction duly executed by the heritable creditor in any standard security affecting the Property together with completed and signed application forms for recording/registration and payment for the correct amount of recording/ registration dues; and

9.2.8.2

evidence of the discharge of any standard securities affecting the ground lease interest in the Property, specifically including Discharges by US Bank and Scottish Enterprise, together with evidence of an application having been made to register such discharges in the Land Register of Scotland;

9.2.9	Letter of Consent and Non-crystallisation

a letter of consent and non-crystallisation in the holder's usual form (releasing the Property from charge or otherwise in terms that confer a valid title on the Purchaser subject to compliance with any time limit for registration of the Purchaser's title) in respect of the transaction envisaged by the Missives from each holder of a floating charge granted by the Seller;

9.2.10	Change of Landlord

a notice of change of landlord in terms of the draft notice forming Part 7 of the Schedule addressed to each of the Tenants and signed by the Seller's Solicitors;

9.2.11	Construction Documents

Insofar as not already provided to the Purchaser, the Construction Documents.

9.2.12	Foreign Jurisdiction Opinion Letters

The Opinion Letters together with evidence of satisfactory professional indemnity insurance for each of the opining lawyers;

9.2.13	Seller Disposition

A certified true copy of the Seller Disposition together with evidence that the Seller has submitted an application to register its title to the property at the Land Register of Scotland pursuant to the Seller Disposition not less than 5 Working Days prior to the Date of Entry and provided evidence of same to the Purchaser not less than 3 Working Days prior to the Date of Entry.

9.2.14	Ground Lease Renunciation

A certified true copy of the Ground Lease Renunciation together with evidence that the Seller has submitted an application to register the Ground Lease Renunciation at the Land Register of Scotland.

9.2.15	Seller's Solicitors' Letter of Undertaking

A Letter of Undertaking by the Seller's Solicitors in respect of the registration of the Seller Disposition and the Ground Lease Renunciation and completion of LBTT formalities in the Agreed Form;

9.2.16	Licence for Works

The Completed and validly executed Licence for Works with specification and drawings annexed thereto, showing the tenant fit-out to the Property.

9.2.17	Warranties

The Warranties, declaring that that in the case of the Sub Consultants Warranties, the Seller's obligation shall only be to use all reasonable endeavours to obtain and deliver the Sub Consultants Warranties by Completion or, if not available by then, within 2 months following Completion; and

9.2.18	Other Documents

any other deeds and documents to be delivered to the Purchaser on or before Completion in terms of the Missives.

10.	Post Completion

Provided that the Disposition is presented for registration prior to the earlier of 14 days after Completion and the date of expiry of the last Advance Notice registered in relation to the Disposition in terms of Clause 7.6, the updated or newly created Title Sheet of the Property will contain no exclusion or limitation of warranty in terms of Section 75 of the 2012 Act and disclose no entry, deed or diligence (including any charging order under the Buildings (Recovery of Expenses) (Scotland) Act 2014 or any notice of potential liability for costs registered under the Tenements (Scotland) Act 2004 or the Title Conditions (Scotland) Act 2003) prejudicial to the interest of the Purchaser other than such as are created by or against the Purchaser or have been disclosed to, and accepted in writing by, the Purchaser prior to Completion.

11.	Insurance
11.1

From the Conclusion Date until Completion, the Seller will keep the Property insured in accordance with the Landlords' obligations under the Leases.  As soon as reasonably practicable after the Conclusion Date, the Seller will make available to the Purchaser written details of such insurances, if it has not already provided this information.

11.2

Immediately following the Conclusion Date, the Seller will use its reasonable endeavours to have the Purchaser's interest in the Property (as purchaser, price unpaid) endorsed or noted on or otherwise (either specifically or generically) covered by its policies of insurance and will exhibit evidence to the Purchaser that it has done so.

11.3	The Seller will:-
11.3.1	within 5 Business Days after Completion cancel such insurances (under reservation of all prior claims); and
11.3.2

provided that the insurance premiums have been paid in full by the Tenants in question, within 5 Business Days after receipt, refund to the relevant Tenants all repayments of premium due to them and exhibit evidence to the Purchaser of having done so.

12.	Damage or Destruction
12.1	Risk of damage to or destruction of the Property will not pass to the Purchaser until Completion.
12.2

If prior to Completion the Property sustains damage (whether insured or otherwise) which at common law would entitle a hypothetical tenant under a hypothetical lease of the Property to an abatement of rent of an amount exceeding 20% of the rent, either party will be entitled to resile from the Missives without penalty on delivery of written notice to that effect to the other's solicitors no later than midday on the date on which Completion is due to take place, time being of the essence.

12.3

If there is any dispute as to whether the Property has suffered such damage, the matter will be referred to the decision of an independent surveyor, who will act as an expert, appointed, failing agreement, by the Chair of the RICS in Scotland on application by either party.  The independent surveyor's decision will be binding on the parties.  If the independent surveyor dies, delays or becomes unwilling or incapable of acting then either the Seller or the Purchaser may apply to the Chair to discharge that independent surveyor and appoint a replacement.  The fees and expenses of the independent surveyor and the cost of appointment are payable by the Seller and the Purchaser in the proportions which the independent surveyor directs and if no direction is made, equally.

12.4	Subject to Clause 12.2 if the Property is damaged or destroyed by an insured risk prior to Completion, the Seller's responsibility to the Purchaser, at Completion, will be:-
12.4.1	to pay to the Purchaser the insurance proceeds received by the Seller to the extent that they have not been spent on reinstatement; and
12.4.2	to assign its rights in respect of the insurance proceeds specified in Clause 12.4.1 to the Purchaser.

13.	Statutory Matters
13.1	Statute

The Purchaser is deemed to have satisfied itself on the application of all statute and statutory regulations and rules in so far as affecting or relating to the Property and, except as expressly provided for in the Missives, the Seller gives no warranties or assurances on such matters.

13.2	Statutory Repairs Notices

Any local authority statutory repairs notices (other than any notice or requirement of any Environmental Authority made pursuant to the Contaminated Land Regime (as such terms are defined in Clause 14) affecting the Property which are issued prior to Completion will as between the Purchaser and the Seller be the responsibility of the Seller except to the extent that (i) they are instigated by or with the authority of the Purchaser or (ii) they are the responsibility of any of the Tenants in accordance with the Leases.  Liability under this Clause will subsist until met and will not be avoided by the issue of a fresh notice.

13.3	Energy Performance
13.3.1

The Seller confirms that a valid current energy performance certificate (in terms of the Energy Performance of Buildings (Scotland) Regulations 2008) will be obtained for, and affixed to, the Property within 3 months of Completion.

13.3.2	The Property is not subject to The Assessment of Energy Performance of Non-Domestic Buildings (Scotland) Regulations 2016.
13.3.3	The Property is not subject to a green deal plan as defined in Section 1 of the Energy Act 2011.
14.	Environmental
14.1	Definitions

In Clauses 13.2 and 14:

"Contaminated Land Regime" means the contaminated land regime under Part 2A of the Environmental Protection Act 1990 (as amended from time to time) and any statutory instrument, circular or guidance issued under it;

"Environment" means any and all organisms (including humans), ecosystems, natural or man-made buildings or structures, and the following media:-

(a)	air (including air within buildings or structures, whether above or below ground);
(b)	water (including surface and ground water and water in wells, boreholes, pipes, sewers and drains); and
(c)	land (including surface land and sub-surface strata and any land under seabeds or rivers, wetlands or flood plains);

"Environmental Authority" means any person or legal entity (whether statutory or non-statutory or governmental or non-governmental) having regulatory authority under the Contaminated Land Regime; and

"Hazardous Substances" means any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to the Environment and/or harm to the health of living organisms or other interference with the ecological systems of which they form part and/or harm to property and/or in the case of humans, offence caused to any sense.

14.2	Agreement as to Environmental Liabilities

The Seller and the Purchaser agree that:-

14.2.1

if any notice or requirement of any Environmental Authority made pursuant to the Contaminated Land Regime is served on or made of either of them in respect of the Property or any Hazardous Substances attributable to the Property, then, as between the Seller and the Purchaser, the sole responsibility for complying with such notice or requirement is to rest with the Purchaser to the exclusion of the Seller; and

14.2.2

if any Environmental Authority wishes to recover costs incurred by it in carrying out any investigation, assessment, monitoring, removal, remedial or risk mitigation works under the Contaminated Land Regime in respect of the Property or any Hazardous Substances attributable to the Property from either or both of the Seller and the Purchaser then, as between the Seller and the Purchaser, the sole responsibility for the payment of such costs is to rest with the Purchaser to the exclusion of the Seller.

The agreements outlined under Clauses 14.2.1 and 14.2.2 are made with the intention that any Environmental Authority serving any notice or seeking to recover any costs should give effect to the agreements pursuant to the Contaminated Land Regime.

The Seller and the Purchaser agree that the appropriate Environmental Authority may be notified in writing of the provisions of Clause 14 if required to give effect to the agreements outlined under Clauses 14.2.1 and 14.2.2.

14.3	Sold with Information
14.3.1	The Purchaser acknowledges to the Seller that:
14.3.1.1	it has been provided with the following reports, surveys and other environmental information prior to the date of this offer:

Report on Site Investigations by the Mason Evans Partnership Limited dated January 2013;

14.3.1.2

it has carried out or has had the opportunity to carry out its own investigations of the Property for the purposes of ascertaining whether, and if so the extent to which, Hazardous Substances are present in, on, under or over the Property;

14.3.1.3	such information is sufficient to make the Purchaser aware of the presence in, on, under or over the Property of any Hazardous Substances referred to in the reports;
14.3.1.4

it relies at its own risk on the contents of any report, plan and other written material and information either disclosed to it or orally communicated to it by or on behalf of the Seller both as to the condition of the Property and as to the nature and effect of any remedial works which may have been carried out including but not limited to Report on Site Investigations by the Mason Evans Partnership Limited dated January 2013 and no warranty is given or representation made by or on behalf of the Seller in this respect; and
14.3.1.5	it has satisfied itself as to the condition of the Property.
14.3.2	Both parties agree that:
14.3.2.1	both the Purchaser and the Seller are large commercial organisations;
14.3.2.2

the Purchaser has been given permission and adequate opportunity to carry out its own investigations of the Property for the purpose of ascertaining whether, and if so the extent to which, Hazardous Substances are present in, on, under or over the Property;

14.3.2.3	the transfer of the Property pursuant to the Missives is an open market arm's length transaction; and
14.3.2.4	the Seller will not retain any interest in the Property or any rights to occupy or use the Property following Completion.
14.3.3	The acknowledgements in this Clause 14.3 are made in order to exclude the Seller from liability under the Contaminated Land Regime so that the Seller is not an appropriate person, as defined in it.
15.	No Employees
15.1

As at the Conclusion Date and Completion, the Seller confirms that there are no persons to whom the provisions of the Transfer of Undertakings (Protection of Employment) Regulations 2006 ("Employment Regulations") will apply in relation to:-

15.1.1	the sale of the Property; and
15.1.2	the creation or cessation of any contractual relationship consequent to such sale with the effect of such person's employment (or liability for it and its termination) being deemed to transfer to the Purchaser [or any contractor of the Purchaser] at Completion.

15.2

If it is asserted or found by a court or tribunal that the Employment Regulations apply in relation to any person ("Employee"), the Purchaser [or any of its contractors] may terminate the employment of the Employee within 10 Business Days, where it has not already terminated, and if the Purchaser complies with its obligations under this Clause 15 (where applicable), the Seller undertakes to keep the Purchaser and/or its contractors indemnified, on demand, against all costs, claims, liabilities and expenses (including reasonable legal expenses) of any nature arising out of the employment of the Employee prior to Completion or the termination of it (whether it is terminated by the Purchaser or any other person and whether before, on or after Completion).

16.	Guarantees and Construction Documents
16.1	With regard to the Product Guarantees, the Purchaser will:-

within 10 Business Days after Completion, intimate the sale of the Property (and transfer of the Guarantee) to Kingspan Limited and deliver a copy of the intimation to the Seller.

In respect of any other Product Guarantees, the same shall apply mutatis mutandis and the Seller shall execute any other such documentation as the Purchaser may reasonably require in that regard

16.2	At or Prior to Completion the Seller shall deliver to the Purchaser the Deliverable Items (Completion).
16.3	The Seller shall deliver to the Purchaser as soon as reasonably practicable and, in any event not later than 3 months following the Date of Entry, the Post-Completion Deliverable Items;

16.4

The Seller shall use all reasonable endeavours to procure that the Building Contractor complies with all its outstanding obligations under the Building Contract including rectifying the items identified in the Snagging List and making good defects.  The Seller shall procure that the certifying officer under the Building Contract will deliver any schedule of defects under the Building Contract to the Building Contractor within the time limit for doing so under the Building Contract.  The Seller shall procure that the certifying officer shall (i) consult with and take into consideration and (ii) pass on to the Building Contractor all representations properly made to the certifying officer by the Purchaser not later than one calendar month prior to the expiry of the relevant 12 months defects liability period under the Building Contract.  In the event of the Building Contractor failing to comply in full with its obligations under the Building Contract (including inter alia in relation to the issue of the certificate of making good defects) then the Seller shall exercise its rights under Building Contract to secure performance and will procure that all such outstanding obligations are fulfilled. The Seller undertakes to the Purchaser to take such steps as are necessary to keep the terms of the Retention Bond in full force and effect.

16.5	The Seller shall not vary, alter, assign or novate or otherwise change the Building Contract, the Retention Bond or the Appointment.
16.6	The Seller shall remain liable for outstanding unperformed obligations as employer in relation to the Building Contract.
16.7

The Seller shall, without charge, provide the Purchaser with the original certificate of making good defects issued pursuant to the Building Contract within 10 Business Days of the same being issued.  The Seller shall procure that the Purchaser is given not less than 5 Business Days' notice of the intended inspection by the certifying officer for the purpose of issuing the certificate of making good defects and the Purchaser shall be entitled to attend such inspection and to make representations to the certifying officer and the Landlord as to whether in the Purchaser's opinion the certificate of making good defects can validly be issued and the Landlord shall have due regard to any such representations and shall procure that the certifying officer shall also do so.

16.8

The Purchaser shall permit the Building Contractor and the Seller to access the Property so that they can comply with their respective obligations under the Building Contract and so that the Seller can comply with its obligations under this clause provided that the Seller shall and shall procure that the Building Contractor shall comply in all respects with the terms of the Leases in respect of taking such access and carrying out such works and shall further cause as little disturbance and inconvenience as reasonably possible to the Purchaser and the occupiers of the Property and any neighbouring land.  The Seller must not, and must procure that the Building Contractor shall not, infringe any of the Purchaser's rights nor the rights of any other person in relation to the Property.

17.	Service Contracts

The Purchaser will have no responsibility for any service, maintenance, management or similar contracts relating to the Property entered into by the Seller (or its predecessors in title) prior to Completion and the Seller will, in respect of the period following Completion, indemnify the Purchaser from all liability arising under such contracts.  The cancellation costs of any such contracts will be met by the Seller out of its own funds

18.	Capital Allowances

The provisions of Part 18 of the Schedule will apply

19.	Access

Subject to the terms of the Leases access to the Property prior to the Date of Entry will be given to the Purchaser, its surveyors and other professional advisers for all reasonable purposes (including examining the Property), provided that the Purchaser will ensure that in doing so they:-

19.1	comply with the Seller's reasonable requirements;
19.2	comply with the access restrictions imposed on the Landlords under the Leases; and
19.3	exercise reasonable restraint and make good all loss, injury and damage caused to the Property.
20.	Confidentiality
20.1	Pre-Completion

The Purchaser and the Seller will not disclose details of the Missives or the acquisition of the Property by the Purchaser to the press or otherwise prior to Completion except:-

20.1.1	with the prior written consent of the other party;
20.1.2	to the Purchaser and the Seller's respective agents and professional advisers in connection with the acquisition/sale of the Property;
20.1.3	to the Purchaser's bankers or other providers of finance (and their professional advisers) in connection with the acquisition of the Property;
20.1.4	where required by law; and
20.1.5	where required to comply with the requirements of the Stock Exchange or any other regulatory or government authority.
20.2	Post-Completion

Any press release after Completion relating to the acquisition/sale of the Property is to be agreed in writing between the Purchaser and the Seller prior to its publication (both parties acting reasonably).

20.3	Agents

The Purchaser and the Seller will ensure that their respective agents and professional advisers comply with the undertakings in this Clause 20.

21.	Formal Documentation
21.1	Formal Documentation Required

Neither the Seller nor the Purchaser will be bound by any acceptance of this offer or any other letter purporting to form part of the Missives or any amendment or variation of the Missives unless it is duly executed.

21.2	Complete Agreement

The Missives (including the annexations) will represent and express the full and complete agreement between the Seller and the Purchaser relating to the sale of the Property at the Conclusion Date and will supersede any previous agreements between the Seller and the Purchaser relating to it.  Neither the Seller nor the Purchaser has been induced to enter into the Missives on account of any prior warranties or representations.

22.	Supersession

The provisions of the Missives (other than Clauses 2.5, 7.5, 7.7, 10, 14, 15 and 18 which will remain in full force and effect until implemented) in so far as not implemented by the granting and delivery of the Disposition and others, will remain in full force and effect until:-

22.1	in the case of the provisions relating to TOGC in Clause 3 six years after the Date of Entry;
22.2	in the case of the lease confirmations given in Clause 8 six years after the Date of Entry; and
22.3	in the case of all other provisions the earlier of:-
22.3.1	the date when such provisions have been implemented; and
22.3.2	two years after the Date of Entry except in so far as they are founded on in any court proceedings which have commenced within such two year period.
23.	Landlord Waivers

The Purchaser acknowledges the terms of the Landlord Waivers and undertakes as soon as reasonably practicable upon request to do so (whether at or following Completion) to enter into documentation on the same or similar terms (subject to any amendments requested by Close Brothers Finance Ltd save where any such amendments are adverse to the interests of the Purchaser) in its reasonable opinion.

24.	Construction Documentation and Warranties
24.1	The Seller shall exhibit to the Purchaser as soon as reasonably possible (so far as not already done and in any event not less than 5 Business Days prior to the Date of Entry):-
24.1.1	The executed and completed Building Contract;
24.1.2

The executed and completed Sub-Contracts listed in Part 11 of the Schedule with all annexures relating thereto including the form of Collateral Warranty to be granted in favour of the Purchaser and the Funder

24.1.3	The executed and completed Appointment;

24.1.4

The executed and completed Sub-Consultant Appointments from each of the Sub-Consultants listed in Part 11 of the Schedule with all annexures relating thereto including the form of Collateral Warranty to be granted in favour of the Purchaser and the Funder;

24.1.5	The form of the Letters of Reliance to be granted in favour of the Funder.
25.	Exclusion of Personal Liability
25.1	No personal liability will attach to the Purchaser's Solicitors by virtue of their entering into the Missives in their capacity as agents for the Purchaser.
25.2	No personal liability will attach to the Seller's Solicitors by virtue of their entering into the Missives in their capacity as agents for the Seller.
25.3	The Seller and the Purchaser will be solely liable to each other for compliance with, and fulfilment of, their respective obligations under the Missives.
26.	Assignation

The Purchaser may not (whether at common law or otherwise):-

26.1	assign, transfer, grant any fixed security over, hold on trust or deal in any other manner with the benefit of the whole or any part of its interest in the Missives;
26.2	sub-contract any or all of its obligations under the Missives; nor
26.3	purport to do any of the foregoing.
27.	Proper Law and Prorogation

The Missives and the rights and obligations of the Seller and the Purchaser will be governed by and construed in accordance with the law of Scotland and the Seller and the Purchaser will be deemed to have agreed to submit to the non-exclusive jurisdiction of the Scottish courts.

28.	Time Limit

This offer, if not previously withdrawn, will fall unless a binding written acceptance has been received by us by 5 pm on Monday 19 February 2018.

Yours faithfully

……/s/ Chris McLeish …………………….	…/s/ Ashleigh Farrell……………
Chris McLeish Partner For DWF LLP	Witness Ashleigh Farrell 110 Queen Street Glasgow G1 3HD

This is the Schedule referred to in the foregoing offer by DWF LLP (on behalf of Quitient Biocampus Limited) to David Ratter, DWF LLP(on behalf of Roslin Assets Limited) in respect of Site 3 Biocampus, Penicuik

Part 1

Disclosed Documents

1.	Title Deeds.
2.	Leases.
•	Scotways Search dated 24 August 2015
•	Roads Adoption Report dated 24 August 2015
•	Plans Report dated 8 August 2017
•	Core Paths Plan
•	VAT5L and the VAT1614A for the Seller
•	Property Enquiry Certificate 8 August 2017
•	Non-Residential Coal Mining Report 8 August 2017
•	Charge Search against Quotient Biocampus Limited to 3 August 2017
•	Legal Report dated 7 August 2017, title number MID166779
•	Legal Report dated 7 August 2017, title number MID4540
•	RCIL Search dated 7 August 2017
•	First Scottish Property Enquiry Certificate dated 15 February 2017
•	Service Charge Budget for 2017/2018
•	Correspondence relative to Kingspan Guarantee dated 24 May 2017
•	STATEMENT OF QUALIFYING EXPENDITURE dated December 2017
•	Completion Certificate dated 22 December 2017

Part 2

Title Deeds

1.	Title sheet and plan MID166779
2.	Extract Ground Lease between Scottish Enterprise and Quotient Biocampus Limited registered in the Books of Council and Session on 19 January 2016
3.	Title sheet and plan MID4540
4.	Signed Lease between Quotient Biocampus Limited and Alba Bioscience Limited dated 14 July 2017

Part 3[A]

Leases

1.

Lease between the Seller and Alba Bioscience Ltd dated 14 July 2017 and the tenant's interest in which is registered in the Land Register of Scotland under Title Number MID 192976 and which is to be registered in the Books of Council and Session

2.	The Minute of Variation of Lease to be entered into between the Seller and Alba Bioscience Ltd
3.	Ground Lease between Scottish Enterprise and the Seller dated 30 November 2015 and registered in the Books of Council and Session on 19 January 2016
4.	Sub-Station Lease between Scottish Enterprise and SP Distribution Limited dated 15 and 16 March and 10 and 19 April 2017

Part 3B

Construction Documents

Part 3B

Construction Documents

Document	Parties	Date	Comments
Building Contract	(1) Quotient Biocampus Limited and (2) MW High Tech Projects UK Limited
Main Contractor Collateral Warranty	(1) MW High Tech Projects UK Limited and (2) NM Rothschild & Sons Limited
Main Contractor Collateral Warranty	(1) MW High Tech Projects UK Limited and (2) Roslin Assets Limited
Retention Bond	(1) Commerzbank and (2) Quotient Biocampus Limited	18 January 2018
Appointment	(1) MW High Tech Projects UK Limited and (2) Fletcher Joseph (Edinburgh) Limited	17 January 2018
Consultant Warranty	(1) Fletcher Joseph (Edinburgh) Limited and (2) NM Rothschild & Sons Limited
Consultant Warranty	(1) Fletcher Joseph (Edinburgh) Limited and (2) Roslin Assets Limited
Sub-Contract	(1) MW High Tech Projects UK Limited and (2) Rippin Limited	12 April 2016
Sub-Contractor Collateral Warranty	(1) Rippin Limited and (2) NM Rothschild & Sons Limited
Sub-Contractor Collateral Warranty	(1) Rippin Limited and (2) Roslin Assets Limited
Sub-Contract	(1) MW High Tech Projects UK Limited and (2) Thyssen Krupp Elevator UK Limited	4 November 2016
Sub-Contractor Collateral Warranty	(1) Thyssen Krupp Elevator UK Limited and (2) NM Rothschild & Sons Limited
Sub-Contractor Collateral Warranty	(1) Thyssen Krupp Elevator UK Limited and (2) Roslin Assets Limited
Sub-Contract	(1) MW High Tech Projects UK Limited and (2) MMM Medical Equipment UK Limited	22 August 2016
Sub-Contractor Collateral Warranty	(1) MMM Medical Equipment UK Limited and (2) NM Rothschild & Sons Limited
Sub-Contractor Collateral Warranty	(1) MMM Medical Equipment UK Limited and (2) Roslin Assets Limited
Sub-Contract	(1) MW High Tech Projects UK Limited and (2) J and D Pierce Contracts Limited
Sub-Contractor Collateral Warranty	(1) J and D Pierce Contracts Limited and (2) NM Rothschild & Sons Limited

Sub-Contractor Collateral Warranty	(1) J and D Pierce Contracts Limited and (2) Roslin Assets Limited
Sub-Contract	(1) MW High Tech Projects UK Limited and (2) Weir & McQuiston (Scot) Limited	4 December 2017
Sub-Contractor Collateral Warranty	(1) Weir & McQuiston (Scot) Limited and (2) NM Rothschild & Sons Limited
Sub-Contractor Collateral Warranty	(1) Weir & McQuiston (Scot) Limited and (2) Roslin Assets Limited
Sub-Contract	(1) MW High Tech Projects UK Limited and (2) Cube Glass Limited	13 December 2017
Sub-Contractor Collateral Warranty	(1) Cube Glass Limited and (2) NM Rothschild & Sons Limited
Sub-Contractor Collateral Warranty	(1) Cube Glass Limited and (2) Roslin Assets Limited
Sub-Contract	(1) MW High Tech Projects UK Limited and (2) Walker Cladding Limited	17 January 2018
Sub-Contractor Collateral Warranty	(1) Walker Cladding Limited and (2) NM Rothschild & Sons Limited
Sub-Contractor Collateral Warranty	(1) Walker Cladding Limited and (2) Roslin Assets Limited
Sub-Contract	(1) MW High Tech Projects UK Limited and (2) Brook Edgley Specialist Technical Services Limited
Sub-Contractor Collateral Warranty	(1) Brook Edgley Specialist Technical Services Limited and (2) NM Rothschild & Sons Limited
Sub-Contractor Collateral Warranty	(1) Brook Edgley Specialist Technical Services Limited and (2) Roslin Assets Limited
Sub-Sub-Consultant Appointment	(1) Fletcher Joseph (Edinburgh) Limited and (2) Etive Consulting Engineers Limited
Sub-Sub-Consultant Warranty	(1) Etive Consulting Engineers Limited and (2) NM Rothschild & Sons Limited
Sub-Sub-Consultant Warranty	(1) Etive Consulting Engineers Limited and (2) Roslin Assets Limited
Sub-Sub-Consultant Appointment	(1) Fletcher Joseph (Edinburgh) Limited and (2) PS.Com Limited t/a Christopher Palmer Associates
Sub-Sub-Consultant Warranty	(1) PS.Com Limited t/a Christopher Palmer Associates and (2) NM Rothschild & Sons Limited
Sub-Sub-Consultant Warranty	(1) PS.com Limited t/a Christopher Palmer Associates and (2) Roslin Assets Limited
Sub-Sub-Consultant Appointment	(1) Fletcher Joseph (Edinburgh) Limited and (2) Jeremy Gardner Associates Edinburgh Limited

Sub-Sub-Consultant Warranty	(1) Jeremy Gardner Associates Edinburgh Limited and (2) NM Rothschild & Sons Limited
Sub-Sub-Consultant Warranty	(1) Jeremy Gardner Associates Edinburgh Limited and (2) Roslin Assets Limited
Letter of Reliance	(1) Mason Evans Partnership Limited and (2) Roslin Assets Limited
Letter of Reliance

(1) Mason Evans Partnership Limited and (2) N M Rothschild & Sons Limited (as Agent and Security Agent) and Partnership Life Assurance Company Limited and Rothschild Bank International Limited (as Lenders) (collectively, the "Finance Parties") under the facility agreement dated on or about the date hereof and made between Roslin Assets Limited (a company incorporated in England and Wales company number 10893348) (the "Borrower") and the Finance Parties and each transferee, successor, or assignee of any Finance Party from time to time

Part 4

Disclosures against Lease Confirmations

None

Part 5

Ground Lease Renunciation

RENUNCIATION between Scottish Enterprise and Quotient Biocampus Limited

2017

SUBJECTS: Lease of Gowkley Moss Farm, Milton Bridge, Pencuik, EH26 0NX

DWF LLP

RENUNCIATION

between

QUOTIENT BIOCAMPUS LIMITED, a company incorporated under the Companies Acts with registered number SC514165 and having its registered office at Douglas Building Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL (hereinafter referred to as "the Tenant")

and

SCOTTISH ENTERPRISE, established under the Enterprise and New Towns (Scotland) Act 1990 and having their principal place of business at Atrium Court, 50 Waterloo Street, Glasgow (hereinafter referred to as "the Landlord")

WHEREAS:-

A.

the Landlord is in right of the landlord’s part of the Lease entered into between the Landlord and the Tenant and registered in the Land Register of Scotland under Title Number MID166779 (which Lease  is herein referred to as “the Lease”);

B.the Tenant is in right of the tenant’s part of the Lease;

C.	the Tenant has agreed to renounce the Lease on the terms and conditions hereinafter appearing; and

D.	the Landlord has agreed to accept a renunciation thereof upon the said terms and conditions.

NOW THEREFORE THE LANDLORD AND THE TENANT HEREBY AGREE AND DECLARE as follows:-

1.

The Tenant hereby renounces the Lease in favour of the Landlord as at [insert date] (hereinafter called "the date of renunciation") notwithstanding the date or dates hereof and the Landlord accepts the foregoing renunciation.

2.

The Landlord and the Tenant hereby absolutely and forever discharge each other of all claims of whatever nature by either of them against or upon or arising out of or in respect of the Lease or the termination thereof;  But the Tenant shall nevertheless pay any amounts due by the Tenant up to the date of renunciation in respect of rent or other charges provided for in terms of the Lease.

3.	Each party shall bear its own legal expenses in connection with the preparation and execution of these presents and all matters connected herewith.
4.	The Tenant warrants the foregoing renunciation.
5.	The Landlord and the Tenant consent to registration hereof for preservation and execution: IN WITNESS WHEREOF

DWF LLP 110 Queen Street Glasgow G1 3HD

Part 6

Minute of Variation

DWF: CJM/2016677-5
2017
minute of variation of lease between quotient biocampus limited and ALBA BIOSCIENCE LIMITED
Subjects: Site 3, Bio Campus, Roslin, Midlothian

DWF LLP 110 Queen Street Glasgow G1 3HD

MINUTE OF VARIATION

between

QUOTIENT BIOCAMPUS LIMITED, incorporated under the Companies Acts (Registered Number SC514165) and having its Registered Office at Douglas Building, Pentlands Science Park, Bush Loan, Penicuik EH26 0PL (who, and whose permitted successors as Landlords under the Lease are hereinafter referred to as the “Landlords"); and

ALBA BIOSCIENCE LIMITED, incorporated under the Companies Acts with Registered Number SC310584 and having their Registered Office at Douglas Building Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL (who and in substitution therefor whose permitted successors and assignees are hereinafter referred to as the "Tenants")

WHEREAS:-

The Landlords and the Tenants are respectively in right of the landlord's and tenant's parts of the lease (hereinafter referred to as the "Lease") between the Landlord and Tenant dated 14 July 2017 and registered or to be registered in the Land Register of Scotland and to be registered in the Books of Council and Session of ALL and WHOLE ALL and WHOLE the subjects known as and forming Site 3, Bio Campus, Roslin, Midlothian as more particularly described in the Lease and varied as aftermentioned;

1.	Interpretation

Words and expression defined in the Lease shall bear the same meaning herein unless the context otherwise requires;

2.	Variation Of Lease Terms

2.1.	With effect from the date of last execution of this Minute of Variation, the Lease will be varied as follows:-

In the definition of "the Premises" the words "being the whole subjects registered in the Land Register of Scotland under title number MID166779" shall be delete and there shall be substituted therefor; "and further known as 5 James Hamilton Way, Milton Bridge, Penicuik, Midlothian, EH26 0BF and being the subjects in the course of registration in the Land Register of Scotland under title MID[     ]".

he definition of "RPI" in clause 1.1 of the lease shall be amended so as to be entitled "CPI" instead of "RPI" and to read:

2.2.	"means the Consumer Price Index figure as published from time to time on behalf of HM Government of the United Kingdom by the Office for National Statistics or any successor body

Version 10

January 2017

and in the event of (1) discontinuation thereof, such other inflation index being the nearest reasonably equivalent thereto as the Landlord and the Tenant agree both acting reasonably, or (2) a material change in the basis of such index, such index duly modified in such manner as the Landlord and the Tenant may agree both acting reasonably to accommodate such change in the basis of such index (and in the event of dispute as may be determined by an expert to be appointed by written agreement between the Landlord and the Tenant, or in default of such agreement being reached within a period of four weeks of either party notifying the other of the requirement for an expert to be appointed, to be nominated by the President for the time being of the Institute of Chartered Accountants in Scotland);

2.3.	Clause 4.2 of the Lease shall be delete and there shall be substituted therefor:

"4.2 - Review of yearly rent

4.2.1 The following expressions shall bear the following meanings in this Lease:‑

"review date" means the Thirtieth of September in the year Two Thousand and Thirty Two and each fifth anniversary of such date within the term and any particular such date being referred to as a, or the “relevant review date”;

"review period" means the period starting with any review date and ending upon the day immediately preceding the next review date or starting with the last review date and ending upon the expiry of the term;

“revised rent” means the rent ascertained in accordance with the provisions of this clause 4.2;

"yearly rent" means as follows:

(a)	For the period from the Date of Entry until 29 September 2018 – the rent of £1,200,000 STERLING per annum;
(b)	For the period from 30 September 2018 until 29 September 2019 – the rent of £1,236,000 STERLING per annum;
(c)	For the period from 30 September 2019 until 29 September 2020 – the rent of £1,273,080 STERLING per annum;
(d)	For the period from 30 September 2020 until 29 September 2021 – the rent of £1,311,272.40 STERLING per annum;
(e)	For the period from 30 September 2021 until 29 September 2022 – the rent of £1,350,610.57 STERLING per annum;
(f)	For the period from 30 September 2022 until 29 September 2023 – the rent of £1,391,128.89 STERLING per annum;
(g)	For the period from 30 September 2023 until 29 September 2024 – the rent of £1,432,862.76 STERLING per annum;

(h)	For the period from 30 September 2024 until 29 September 2025 – the rent of £1,475,848.64 STERLING per annum;
(i)	For the period from 30 September 2025 until 29 September 2026 – the rent of £1,520,124.10 STERLING per annum;
(j)	For the period from 30 September 2026 until 29 September 2027 – the rent of £1,565,727.82 STERLING per annum;
(k)	For the period from 30 September 2027 until 29 September 2032 – the rent of £1,612,699.65; and

during each successive review period a rent per annum equal to whichever is the greater of the rent payable immediately before the relevant review date (or which would be payable were it not for any abatement of rent in accordance with this Lease or any statutory restriction or modification) and the revised rent;

4.2.2

On each review date, the yearly rent shall be reviewed and the yearly rent payable in respect of each review period shall be the higher of (i) the yearly rent payable immediately before that review date, (ii) the Increased Sum as calculated in accordance with the provisions of clause 4.2.2.1;

4.2.2.1	The Increased Sum shall be the sum “R5” which is the product of the following formulae carried out consecutively:

R1=a x the greater of (i) the lesser of   and  and (ii)

R2=R1 x the greater of (i) the lesser of   and and (ii)

R3=R2 x the greater of (i) the lesser of   and   and (ii)

R4=R3 x the greater of (i) the lesser of   and and (ii)

R5=R4 x the greater of (i) the lesser of and and (ii)

where:

a	= the rent payable immediately before the relevant review period (disregarding any abatement of rent applicable at that time);
c	= CPI for(i) August 2027, in the case of the first review date, or (ii) in the case of any subsequent review date, the month preceding the month in which the preceding review date fell;
b1	= CPI for (i) August 2028 (in the case of the first review rate), or (ii) the month preceding the first anniversary of the preceding review date in the case of all other review dates;
b2	= CPI for (i) August 2029 (in the case of the first review date), or (ii) the month preceding the second anniversary of the preceding review date in the case of all other review dates;
b3	= CPI for (i) August 2030 (in the case of the first review date), or (ii) the month preceding the third anniversary of the preceding review date in the case of all other review dates;
b4	= CPI for (i) August 2031 (in the case of the first review date), or (ii) the month preceding the fourth anniversary of the preceding review date in the case of all other review dates; and
b5	= CPI for (i) August 2032 (in the case of the first review date), or (ii) the month preceding the fifth anniversary of the preceding review date in the case of all other review dates.
4.2.2.2

If for any reason the Increased Sum is not agreed or determined until after the relevant review date the Tenant shall continue to pay the yearly rent at the rate applicable immediately before that date and on the day on which the new rent is agreed or determined the Tenant shall pay the amount of any increase for the period from and including the relevant review date up to the rent payment date (referred to in Clause 5.1 of this Lease) following that determination together with interest at 4% below the rate of Interest on each part of that payment for the period on and from the date on which that part would have been payable had the new rent been agreed or determined before the review date up to the date on which payment is due.

4.2.3Time is not of the essence in this clause 4.2 of the Lease.

4.2.4

As soon as practicable after the amount of the revised rent shall have been ascertained, a Minute of Agreement recording the amount of the revised rent and incorporating the Tenant’s consent to registration of such Minute of Agreement for preservation and execution shall be executed by the Landlord and the Tenant and the Tenant shall meet the proper legal costs incurred by the Landlord in connection with the Minute of Agreement and the Tenant shall pay the Land and Building Transaction Tax (if any) on the Minute of Agreement, the costs of registration thereof in the Books of Council and Session and of obtaining three extracts (one for the Tenant).

4.2.5

It is expressly agreed that acceptance by the Landlord at any time after a review date of (or demand by the Landlord at any such time for) rent at the yearly rate payable prior to such review date shall not be regarded as acceptance by the Landlord that such rent represents the revised rent as from such review date or as a waiver of or personal bar on the right of the Landlord to set in motion at any time after the relevant review date the machinery for review of the rent or to collect the revised rent as and from such review date all as hereinbefore provided."

2.4.

The following wording shall be added at the end of Clause 5.6.1 of the Lease "and (c) the Tenant's foregoing obligations shall apply and be fully enforceable by the Landlord irrespective of the fact that the Landlord may possess any right against any other party in respect of the initial construction of the Premises and/or the rectification of any defects therein".

2.5.

There shall be added at the end of Clause 5.6.7 the following sentence: "the Tenant shall ensure that it complies in full with all product, services and construction guarantees applicable to the Premises and without prejudice to the foregoing generality it will not cause the same to become invalidated or unenforceable in whole or in part".

2.6.	With regard to Clause 5.9.3 of the Lease, the words or "(save where ancillary to the permitted use)" shall be added between the words "or" and "for" on the 7th line thereof.

2.7.	Clause 5.9.5.1 of the Lease shall be delete.

2.8.	With regard to Clause 5.12.3.1 of the Lease, the word "full" shall be added before the words "market rent" in the third line thereof.

2.9.	With regard to clause 5.28.2 of the Lease, the reference to "Development Works" shall be a reference to "Development Works" as defined in the Superior Lease.

2.10.	With regard to Clause 5.11.2 of the Lease, the following provisions shall be added at the end thereof:-

"Provided always that:-

5.11.2.1

It shall be reasonable for the Landlord to refuse consent to an assignation where the financial standing of the proposed assignee is such that having regard to the provisions of this Lease and all other relevant matters, the value of the Landlord's interest in the heritable interest subject to this Lease would be diminished if the proposed assignation took place;
5.11.2.2

The Landlord's consent shall in every case (unless expressly excluded by the Landlord) be subject to conditions requiring that such security as the Landlord reasonably requires is provided for the proposed assignee including:-

(a)

the provision of a rent deposit in such amount as the Landlord reasonably requires (but not being more than equivalent to 12 months' rent) and the entering into by the proposed assignee with the Landlord of a rent deposit deed in such form as the Landlord reasonably requires; and/or

(b)

The provision of not more than 2 guarantors reasonably acceptable to the Landlord, of the proposed assignee's undertakings and obligations as tenant under this Lease, which guarantors shall enter into a Guarantee in the form set out in the Schedule to the Lease or in such other form as the Landlord shall reasonably require."

The reference to the form of guarantee in the Schedule to the Lease shall be deemed to be a reference to the form of Guarantee contained within the Schedule to this Minute of Variation.

2.11.	With regard to Clause 6.1 of the Lease:-
(a)	The words "the Tenant or any guarantor of the Tenant's obligations (a "Guarantor") shall be added between the words "or" and "(being" in the sixth line thereof;
(b)	The words "or such Guarantor" shall be added between the words "Tenant" and the word "or" in the thirteenth line thereof;
(c)	The words "or such Guarantor's" shall be added between the words "Tenant's" and "effects" in the fourteenth line thereof;
(d)	The words "or such Guarantor" shall be added between the words "Tenant" and "shall" in the fifteenth line thereof.
2.12.	Clause 6.4.2.1 of the Lease shall be delete and the following shall be substituted therefor:

"If the Premises are not so rendered fit for occupation or use by a date three years from the date of such destruction or damage by any of the Insured Risks either the Tenant or the Landlord may at any time thereafter by giving not less than 20 Working Days written notice to the other determine this Lease PROVIDED THAT if the Premises shall have been rendered fit for occupation or use by a date prior to the expiry of such notice then such notice shall cease to have effect."

2.13.	With regard to Clause 6.6 of the Lease, the word "being" shall be added between the words "notice" and "herein" in the second line thereof.

2.14.	A new Clause 6.14 shall be added to the Lease in the following terms:-

16.14Substitute Guarantor

The Tenant shall give notice to the Landlord forthwith if any of the events set out in Clause 6.1 shall occur in respect of any Guarantor (a "Relevant Event") and if any of such events shall occur the Tenant shall procure that another Guarantor (acceptable to the Landlord acting reasonably) shall within 20 Working Days of the occurrence of the Relevant Event enter into a guarantee in substitution, such substitute guarantee to be in the form of the previous guarantee or in such other form as the Landlord shall reasonably require".

3.	Costs

3.1.

The Tenants shall pay any Land and Buildings Land Transaction tax due in respect of the land transaction documented by these presents and will deliver to the Landlords within 30 days of the effective date of any such land transaction a Land and Buildings Transaction tax acknowledgement in relation to and such liability on such land transaction and otherwise each party shall meet their own costs in connection with this Minute of Variation.

4.	Terms of Lease

Except as hereby expressly amended the parties hereto confirm the whole terms and conditions of the Lease.

5.	Consent to Registration

The Landlords and the Tenants consent to registration hereof for preservation and execution:  IN WITNESS WHEREOF these presents consisting of this and the [     ] preceding pages and the Schedule annexed and executed as relative hereto are executed as follows:

Signed for and on behalf of QUOTIENT BIOCAMPUS LIMITED

at ...................................... on ...............................

by:

................................................................... (Signature)

................................................................... (Full name in CAPITALS)

Director

................................................................... (Signature)

................................................................... (Full name in CAPITALS)

Witness

................................................................... (Full address - witness only)

...................................................................

Signed for and on behalf of ALBA BIOSCIENCE LIMITED

at ...................................... on ...............................

by:

................................................................... (Signature)

................................................................... (Full name in CAPITALS)

Company Secretary

................................................................... (Signature)

................................................................... (Full name in CAPITALS)

Witness

................................................................... (Full address - witness only)

...................................................................

This is the Schedule referred to in the foregoing Minute of Variation of Lease between Quotient Biocampus Limited and Alba Bioscience Limited in respect of Site 3, Bio Campus, Roslin, Midlothian

GUARANTEE

by

[]

in favour of

[]

Property: []

GUARANTEE

by

[          ] LIMITED, incorporated under the Companies Acts (Registered Number [          ]), and having its Registered Office at [          ] ("Guarantor");

in favour of

[          ] LIMITED, incorporated under the Companies Acts (Registered Number [          ]), and having its Registered Office at [          ], and includes where the context so requires its successors as Landlord under the Lease ("Landlord");

WHEREAS:

(A)The Landlord is in right of the landlord's part of the Lease.

(B)The Tenant is in right of the tenant's part of the Lease.

(C)The Guarantor has agreed to guarantee the obligations of the Tenant under the Lease;

IT IS AGREED as follows:

1.Definitions and Interpretation

1.1	In this Guarantee:

"Business Day" means a day on which clearing banks in [Edinburgh and Glasgow] are open for normal business;

"Guaranteed Obligations" means all past, present, future and contingent obligations of the Tenant:

(a)to pay all rents and other sums; and

(b)to perform and fulfil all other obligations

which are now or may at any time in the future become due by the Tenant to the Landlord in terms of the Lease;

"Interest" means interest on the sum in question at 4% per cent per annum above the base rate from time to time of Royal Bank of Scotland plc from the date that such sum is due for payment or, if there is no such date specified, the date of demand for such sum until such sum is paid;

"Lease" means the lease between [          ] and [          ] dated [          ] and [          ] and [about to be] registered in the Books of Council and Session and [also recorded in the Division of the General Register of Sasines for the County of [          ]]  [the Tenant's interest in which is registered in the Land Register of Scotland under Title Number [          ]] on [          ];

"Property" means [ ] being the subjects more particularly described in the Lease;

"Relevant Event" means any of the following events or circumstances:

(i)	The Tenant going into liquidation including provisional liquidation or a petition being presented or resolution proposed or passed for their liquidation;

(ii)	The Tenant having a receiver appointed in respect of any part of their undertaking or assets;

(iii)

[The Tenant (not being a corporate body) having their estates sequestrated or becoming insolvent or apparently insolvent or signing a trust deed for creditors or effecting or proposing any general composition with their creditors;]

(iv)	The Tenant being dissolved, struck off or otherwise ceasing to exist;

(v)	The Landlord serving notice on the Tenant that an event has occurred which entitles the Landlord to irritate the Lease;

(vi)	The Lease being terminated by reason of irritancy;

(vii)	The Tenant having an administrator appointed or a petition being presented for the appointment of an administrator or notice of intention to appoint an administrator being given;

(viii)	The Tenant instituting or giving notice of or indicating an intention to institute a voluntary arrangement or composition in respect of their debts or affairs; or

(ix)	The Tenant becoming unable to pay their debts within the meaning of section 123 of the Insolvency Act 1986;

"Tenant" means [[          ] Limited, incorporated under the Companies Acts (Registered Number [          ]) and having its Registered Office at [          ]] [[          ] residing at [          ];

1.2	In this Guarantee, unless otherwise specified or the context otherwise requires:

1.2.1	any reference to one gender includes all other genders;

1.2.2	words in the singular only include the plural and vice versa;

1.2.3	any reference to the whole is to be treated as including reference to any part of the whole;

1.2.4

any reference to a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) [and that person's personal representatives, successors or permitted assignees]; words importing individuals include corporations and vice versa;

1.2.5

any references to this Guarantee or to the Lease or to any other document are references to this Guarantee, the Lease or to that other document as varied, supplemented, assigned, novated or replaced from time to time;

1.2.6	any reference to a Clause is to the relevant Clause of this Guarantee;

1.2.7	any reference to a statute or statutory provision includes any subordinate legislation which is in force from time to time under that statute or statutory provision;

1.2.8	any reference to any statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time taking account of any amendment or re-enactment;

1.2.9

any phrase introduced by the words "including", "include", "in particular" or any similar expression is to be construed as illustrative only and is not to be construed as limiting the generality of any preceding words;

1.2.10	references to writing or written do not include [faxes or] e-mail;

1.2.11

where at any one time there are two or more persons included in the expression "Guarantor" obligations contained in this Guarantee which are expressed to be made by the Guarantor are binding jointly and severally on them and their respective executors and representatives whomsoever without the necessity of discussing them in their order;

1.3	The headings in this Guarantee are included for convenience only and are to be ignored in construing this Guarantee.

1.4	Unless the context otherwise requires, words and expressions which are defined in the Lease will bear the same meanings for the purposes of this Guarantee.

2Guarantee

The Guarantor irrevocably and unconditionally guarantee a to the Landlord full and punctual payment or performance by the Tenant of the Guaranteed Obligations as and when they fall due for payment or performance and failing such payment or performance by the Tenant the Guarantor will on demand by the Landlord make payment or effect performance of the Guaranteed Obligations in question together with:

2.1	all liabilities, losses, costs, damages and expenses incurred by the Landlord by reason of or in connection with any such failure together with Interest; and

2.2	all costs and expenses properly and reasonably incurred by the Landlord in connection with the enforcement of this Guarantee together with Interest.

3Primary Obligation

The obligations of the Guarantor under this Guarantee will be independent primary obligations and not merely those of guarantor or cautioner and if any of the Guaranteed Obligations are not, or cease to be, valid and enforceable for any reason whatever (whether or not known to the Landlord) or for any reason are not recoverable from or capable of performance by the Guarantor under Clause 2 the Guarantor will still be liable to the Landlord in respect of such Guaranteed Obligations as if they were fully valid and enforceable and/or recoverable or capable of performance and the Guarantor were principal debtor in place of the Tenant.

4Indemnity

4.1

The Guarantor undertakes to indemnify the Landlord on demand against all liabilities, losses, costs, damages and expenses which the Landlord may incur by reason of or in connection with any failure by the Tenant to make payment of or perform any of the Guaranteed Obligations as and when they fall due or as a result of any of the Guaranteed Obligations being or becoming void or unenforceable for any reason or the Guaranteed Obligations for any reason not being recoverable or capable of performance under Clause 2, together with Interest.

4.2

The Guarantor undertakes to indemnify the Landlord on demand against all liabilities, losses, costs, damages and expenses which the Landlord may incur by reason of or in connection with the Tenant proposing or entering into any company voluntary arrangement or other scheme or arrangement having or purporting to have the effect of impairing, compromising or releasing any or all of the Guarantor's obligations under this Guarantee.

5Guarantor to take new lease

Without prejudice to any other provision of this Guarantee if a Relevant Event occurs, the Landlord may serve notice on the Guarantor within [six] months after the Relevant Event requiring the Guarantor to accept, as required by the Landlord, either:

5.1

a new lease of the Property for a period equal to the residue of the term of the Lease which would have remained if the Relevant Event had not occurred, at the same rent and on the same terms as the Lease commencing on the date of the Relevant Event, except that any works carried out by or on behalf of the Tenant (or its predecessor as tenant under the Lease) will be treated by reference to the date of entry under the Lease and not the date of the Relevant Event; or

5.2	an assignation to the Guarantor of the Tenant's interest under the Lease, effective from the date of the Relevant Event.

6Duration

This Guarantee will be a continuing security notwithstanding any intermediate payment or performance and will remain in force so long as any liability (including any future or contingent liability):

6.1	on the part of the Tenant under the Lease, or

6.2	on the part of the Guarantor under this Guarantee

remains unfulfilled unless discharged by the Landlord in accordance with Clause 8.

7Non-impairment

This Guarantee will not be discharged or prejudiced by:

7.1

the Landlord holding, acquiring, failing to perfect, releasing or giving up any obligation, security or remedy (present or future) for the obligations of the Tenant under the Lease or any neglect, delay or forbearance on the part of the Landlord in enforcing such obligation, security or remedy;

7.2	the Landlord giving time or any other indulgence to the Tenant;

7.3	any variation, amendment, supplement or extension whether formal or informal, of the terms of the Lease or the implementation of any rent review provisions in the Lease;

7.4	the Landlord irritating the Lease;

7.5	the Landlord releasing any person(s) comprised in the Tenant from liability under the Lease, or

7.6	any other act, omission or event whereby (but for this Clause) the Guarantor would be discharged in whole or in part from this Guarantee.

8Discharge

If the Tenant assigns its interest under the Lease in accordance with the terms of the Lease, or the Landlord accepts a renunciation of the Tenant's interest under the Lease, the Landlord will at the request and cost of the Guarantor grant a valid discharge of this Guarantee as at the date of valid intimation of such assignation or the effective date of such renunciation (as the case may be) provided that there are no outstanding claims under the Guarantee, or if there are any such claims, upon such claims being satisfied in full.

9Assignation

9.1	The Landlord has the right to assign or transfer this Guarantee to its successors as landlord under the Lease without the consent of the Guarantor.

9.2	The Guarantor does not have the right to assign or transfer their rights or obligations under this Guarantee.

10Postponement of Claims by Guarantor

10.1

Until the Guaranteed Obligations have been fully and unconditionally paid or performed, the Guarantor will not be entitled to share any security held or money received by the Landlord on account of the Guaranteed Obligations.

10.2

Until the Guaranteed Obligations have been fully and unconditionally paid or performed, the Guarantor waives its rights of subrogation, reimbursement and indemnity against the Tenant and any other person and any other right they may have to stand in the place of the Landlord in respect of any security from or money payable by the Tenant or any other person.

10.3

Until the Guaranteed Obligations have been fully and unconditionally paid or performed, the Guarantor will have no recourse, nor be entitled to pursue any right or remedy, against the Tenant arising from the performance of any of the Guarantor’s obligations under this Guarantee.

10.4

In the event of the liquidation, receivership, administration, sequestration or other insolvency or dissolution of the Tenant the Guaranteed Obligations will be deemed to continue to be due and outstanding until fully and unconditionally paid or performed.  The Landlord will be entitled to claim in the liquidation, receivership, administration, sequestration or other insolvency of the Tenant for the full amount of the Guaranteed Obligations and to retain the whole of the dividends from such claim to the exclusion of any rights of the Guarantor as guarantor in competition with the Landlord until the Landlord' claim is satisfied in full.

11Exclusion of Set Off

11.1

All payments due by the Guarantor under this Guarantee will be made without any retention, deduction, set-off or counterclaim and free from any deduction or withholding for or on account of any taxes or other charges in the nature of taxes imposed by any competent authority.  If any such deduction or withholding is required by law the Guarantor will pay the Landlord such additional amount as may be necessary to ensure that the Landlord receives the full amount of the relevant payment as if such deduction or withholding had not been made.

11.2

The Guarantor will not be entitled to withhold or restrict performance of any obligation by it under this Guarantee by reason of any purported right or claim of retention, set off or counterclaim or for any other reason.

12Certificate

A certificate signed by any authorised signatory on behalf of the Landlord will, except in the case of manifest error, conclusively constitute the amount of the Guaranteed Obligations or any sum due by the Guarantor under Clause 13 or any other provision of this Guarantee at the relevant time for all purposes of this Guarantee.

13Costs

13.1	The Guarantor will pay to the Landlord within five Business Days after written demand:

13.1.1	the legal fees and expenses reasonably and properly incurred by the Landlord in connection with the preparation and execution of this Guarantee;

13.1.2	the costs of registering this Guarantee in the Books of Council and Session and of obtaining [three] extracts ([one] of which will be delivered to the Guarantor's solicitors);

13.1.3

the legal fees and expenses reasonably and properly incurred by the Landlord in connection with the preparation and completion of any new lease or assignation entered into under the terms of Clause 5 including the registration dues on such new lease or assignation [and of obtaining [three] extracts (one of which will be delivered to the Guarantor's solicitors)];

13.1.4	all Value Added Tax on any of the fees, costs and expenses set out above.

13.2	If any amount specified in Clause 13.1 is not paid within [14] days of demand the Guarantor will pay Interest on such amounts.

13.3	The Guarantor will be responsible for any Land and Buildings Transaction Tax chargeable on any such new lease or assignation.

14Notices

14.1

Any notice, demand, request or certificate required by this Guarantee will be in writing and may be delivered personally, sent by post or transmitted by fax to the relevant party [using the relevant details specified in Clause 14.3].

14.2	Any notice, demand, request or certificate will be deemed to be received:

14.2.1	if delivered personally, (with proof of delivery) at the time of delivery;

14.2.2	if sent by recorded delivery post, 48 hours after the date of posting; and

14.2.3	in the case of fax, at the time when the sender's fax machine confirms transmission;

Provided that if, in the case of personal delivery or transmission by fax, such delivery or transmission occurs outwith normal business hours on a Business  Day or on a day which is not a Business  Day, delivery will be deemed to occur on the next Business  Day.

14.3	[The details referred to in Clause 14.1 are:

[Guarantor]

Address:[          ]

Fax Number:[ ]

For the attention of:[          ]

[Landlord]

Address:[          ]

Fax Number:[          ]

For the attention of:[          ];

or such other address, fax number or person as may be notified in writing from time to time by the relevant party to the other party for the purposes of this Clause.]

15Applicable Law and Jurisdiction

This Guarantee is governed by and is to be construed in accordance with the law of Scotland and in so far as not already subject to it, the parties irrevocably submit to the non-exclusive jurisdiction of the Scottish Courts.

16Registration

The Guarantor consents to the registration of this Guarantee and any certificate pursuant to this Guarantee for preservation and execution: IN WITNESS WHEREOF

Part 7

Notice of Change of Landlord

To:Alba Bioscience Limited

Dear Sirs

Lease to Alba Bioscience Ltd

Site 3 Bio Campus, Roslin, Midlothian (the "Property")

On behalf of our clients, Quotient Biocampus Limited, [incorporated under the Companies Acts (Registered Number SC514165) and having their registered office at Douglas Building, Pentlands Science Park, Bush Loan, Penicuick, Midlothian EH26 0PL we intimate to you (the "Tenants") that, as from [                    ] 2018, our clients have sold their interest as your landlords in the Property to Roslin Assets Limited (acting as trustee for Roslin Estate Company), incorporated under the Companies Acts (Registered Number 10893348 [                    ]) and having its Registered Office at 5th Floor, Maybrook House, 40 Blackfriars Street, Manchester M3 2EG;; (the "Purchaser").

Future rent demands will be issued to you by or on behalf of the Purchaser and future communications concerning any matter arising from the letting should be addressed to the Purchaser or their managing agents, namely [                    ].

This letter is enclosed in duplicate.  Kindly post the duplicate, with the docquet on it duly signed, [using the accompanying pre-paid addressed envelope] to [                    ], the solicitors acting for the Purchaser.

Yours faithfully

Agents for Quotient Biocampus Limited

................................. 2017

We acknowledge receipt of the notice of which the above is a duplicate.

.....................................................

For and on behalf of the Tenants

[NB – Notice will also require to be sent to SP Distribution Limited.  Exact form will depend upon whether the Seller has intimated its purchase from Scottish Enterprise].

Part 8

Disposition

2017
DISPOSITION by (1)SCOTTISH ENTERPRISE in favour of (2) QUOTIENT BIOCAMPUS LIMITED
Subjects: Site 3, Bio Campus, Roslin, Midlothian

WE, SCOTTISH ENTERPRISE, established under the Enterprise and New Towns (Scotland) Act 1990 and having our principal place of business at Atrium Court, 50 Waterloo Street, Glasgow heritable proprietors of the subjects and others hereinafter disponed, IN CONSIDERATION of the price of ONE POUND (£1.00) STERLING upon which no Value Added Tax is payable paid to us by QUOTIENT BIOCAMPUS LIMITED, a company incorporated under the Companies Acts (Registered Number SC514165) and having their Registered Office at Douglas Building, Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL, of which sum we hereby acknowledge receipt and discharge them DO HEREBY DISPONE to the said QUOTIENT BIOCAMPUS LIMITED and to their successors and assignees whomsoever heritably and irredeemably ALL and WHOLE the subjects at Site 3, Bio Campus, Roslin, Midlothian, extending to 3.18 hectares or thereby as shown delineated in red on the Plan annexed and signed as relative to this disposition (the “Conveyed Property”) which Conveyed Property forms part and portion of the subjects at Gowkley Moss Farm, Bush Loan, Milton Bridge, Penicuik, EH26 0NX, registered in the Land Register of Scotland under Title Number MID4540 (the subjects registered in the Land Register of Scotland under Title Number MID4540 under exception of the Conveyed Property being hereinafter referred to as the “Retained Property”); TOGETHER WITH (one) the whole buildings and other erections on it, (two) the fixtures and fittings therein, (three) the parts, privileges and pertinents of the whole subjects hereby disponed and (four) our whole right, title and interest, present and future, therein; AND we nominate the Conveyed Property and the Retained Property each to be a benefited and burdened property in respect of the rights and burdens relative to the Conveyed Property and the Retained Property respectively contained in the Deed of Conditions by us, Scottish Enterprise, registered in the Land Register of Scotland under Title Number MID4540 on 3 April 2013; WITH ENTRY and VACANT POSSESSION AT                      TWO THOUSAND AND EIGHTEEN notwithstanding the date hereof; And the Seller grants warrandice; And we undertake and agree that if and to the extent that by delivery of these presents to the said QUOTIENT BIOCAMPUS LIMITED, we are not, or are not fully, divested of our whole right, title and interest in the subjects hereby disponed, the same shall be held by us following the delivery of these presents in trust for the sole benefit of the said QUOTIENT BIOCAMPUS LIMITED but provided that our duties as trustee are purely to hold such title in trust for the said QUOTIENT BIOCAMPUS LIMITED and do not include any other duties of a trustee which would otherwise be implied by law: IN WITNESS WHEREOF these presents and the plan annexed hereto and referred to herein are subscribed as follows:-

This is the plan referred to in the foregoing disposition by Scottish Enterprise in favour of Quotient Biocampus Limited

GROUND LEASE PLAN

Area of Ground Edged Red = 3.18ha
All Dimensions are "or thereby"

Property at Bio Campus
Roslin

Boundary Plan

Scale: 1:1250
ORIGINAL PAPER SIZE A3
Date: Mar 2015
Drawn by: J.P.
Drg. No. 029/SEEL/2015/003/00/D/LOY

Scottish Enterprise
Property Team
Business Infrastructure
3rd Floor
Atrium Court
50 Waterloo Street
Glasgow G2 6HQ
Tel:0141 204 1111; Fax:0141 248 1600

Reproduced by permission of Ordnance Survey on behalf of HMSO. (c) Crown copyright and database right 2009. All rights reserved. Ordnance Survey Licence number 100018366.

Part 9

Seller Disposition

WE, QUOTIENT BIOCAMPUS LIMITED, a company incorporated under the Companies Acts in Scotland with Company Number SC514165 and having our Registered Office at Douglas Building, Pentlands Science Park, Bush Loan, Penicuik, Midlothian EH26 0PL registered proprietors of the subjects and others herein after disponed IN CONSIDERATION of the sum of FOURTEEN MILLION NINE HUNDRED AND FIFTY HUNDRED THOUSAND POUNDS (£14,950,000) STERLING paid to us by ROSLIN ASSETS LIMITED, a company incorporated under the Companies Acts in England and Wales with Company Number 10893348 and having their Registered Office at 5th Floor, Maybrook House, 40 Blackfriars Street, Manchester M3 2EG of which sum we hereby acknowledge receipt and discharge them HAVE SOLD and DO HEREBY DISPONE to and in favour of the said Roslin Assets Limited and to their successors and assignees whomsoever heritably and irredeemably ALL and WHOLE that plot or area of ground together with the buildings and others erected thereon extending to 3.18 hectares or thereby known as and forming 5 James Hamilton Way, Milton Bridge, Penicuik EH26 0BF (formerly known as Site 3, Biocampus, Roslin) being the subjects registered in the Land Register of Scotland under Title Number [          ]; WITH ENTRY as at [       ] 2018 subject to the Lease between Quotient Biocampus Limited and Alba Bioscience Limited dated 14 July 2017 and registered in the Land Register of Scotland under Title Number MID166779 and registered in the Books of Council and Session on 26 January 2018 as amended by Minute of Variation between Quotient Biocampus Limited and Alba Bioscience Limited dated [     ] and to be registered in the Land Register of Scotland and to be registered in the Books of Council and Session ("the Lease"); and we grant warrandice but excluding therefrom the Lease; And we undertake and agree that if and to the extent that by delivery of these presents to the said Roslin Assets Limited we are not, or are not fully, divested of our whole right, title and interest in the subjects hereby disponed, the same shall be held by us following the delivery of these presents in trust for the sole benefit of the said Roslin Assets Limited but provided that our duties as trustee are purely to hold such title in trust for the said Roslin Assets Limited and do not include any other duties of a trustee which would otherwise be implied by law: IN WITNESS WHEREOF these presents together with the plan annexed are executed as follows:-

…………………………………………….………………………………………….

Signature of WitnessSignature of Director / Authorised Signatory

…………………………………………….………………………………………….

Full name of above (print)Full name of above (print)

…………………………………………….………………………………………….

Date of Signing

…………………………………………….………………………………………….

AddressPlace of Signing

DISPOSITION by QUOTIENT BIOCAMPUS LIMITED in favour of ROSLIN ASSETS LIMITED

2018

SUBJECTS: 5 James Hamilton Way, Milton Bridge, Penicuik EH26 0BF

DWF LLP

Part 10

Capital Allowances Election –

1.	The parties to the Joint Election

The Seller
whose registered office is situated at
Tax Reference

The Purchaser/Beneficial Owner
whose registered office is situated at
Tax Reference
18	The Property to be Acquired

Address:
Registered under Title Number:
19	The Interest Acquired

The interest in land to which this election relates and which has been acquired for £[  ] by the Purchaser by an agreement dated [                    ] 20[  ], is the heritable interest in the Property.

20	The Joint Election

The Seller and the Purchaser jointly elect, pursuant to the provisions of Section 198 of the Capital Allowances Act 2001, that the amount which, for all purposes of Part 2 of the Capital Allowances Act 2001, is to be taken as the portion of the sale price of the interest specified above which falls to be treated as expenditure incurred by the Purchaser on the provision of plant and machinery fixtures is £[                    ], which amount shall be further apportioned as follows:-

Insert either Table A or Table B.  Table C is optional and may be used with either Table A or Table B

[Table A

1Table A should be used where the Seller's expenditure on fixtures which are integral features is allocated in full either to the special rate class pool (ie where the expenditure was incurred on or after 1 April 2008) or to the main plant and machinery pool, but not split between the two pools.]

[1]

Since 1 April 2008, there has been a differentiation between expenditure on fixtures which are not integral features (which forms part of the main rate pool and qualifies for a writing down allowance of 18% (from April 2012) and expenditure on fixtures which are integral features (which forms part of a special rate pool and qualifies for  a writing down allowance of 8% (from April 2012)).  However, any expenditure that (i) was incurred before 1 April 2008, (ii) was within the main pool and (iii) related to fixtures which are integral features, will stay in the main pool and attract the main rate of capital allowances.  Either Table A or Table B should be completed depending on the type of plant and machinery fixtures being transferred and when they were acquired.

Plant and machinery fixtures which are integral features (within the meaning of Section 33A(5) of the Capital Allowances Act 2001)	£[ ]
Plant and machinery fixtures which are not integral features	£[ ]

[Table B

Table B should be used where part of the Seller's expenditure on fixtures which are integral features is allocated to the special rate pool and part is allocated to the main plant and machinery pool.]

Plant and machinery fixtures which are integral features (within the meaning of Section 33A(5) of the Capital Allowances Act 2001), the expenditure on which forms part of the Seller's main pool	£[ ]
Plant and machinery fixtures which are integral features, the expenditure on which forms part of the Seller's special rate class pool	£[ ]
Plant and machinery fixtures which are not integral features	£[ ]

[2A list of the fixtures and the amount to be apportioned to them is as follows:-

[Table C

Table C should be used where a list of fixtures is available.]

Item	8% Special Rate Pool	18 % Main Pool
Heating and Ventilation installation
Hot water installation
Electrical switchgear
Emergency lighting
Fire alarms
Electrical and goods lift installation
External lighting
Passenger and goods lift installation

[2]

Note that a number of the following items describe systems or installations which may be comprised of more than one plant and machinery fixture.  If in those cases some of the fixtures are integral features and others are not, it will be necessary to make a separate apportionment in the table between the expenditure allocated to fixtures which are integral features and the expenditure allocated to fixtures which are not.  In such cases a further apportionment may need to be made of the expenditure allocated to integral features if the Seller's expenditure on integral features has been allocated in part to its main pool and in part to its special rate class pool (by way of example, see guidance in relation to Table A and Table B above).

Escalators
Trade and information signs
Mechanical door closers
Carpets
Door mats
Furniture and fittings
Sanitary equipment
Total

The operative date for capital allowances purposes in accordance with the Capital Allowances Act 2001 s.572(4) is [Insert date of Completion or, if earlier, time when possession of Property is given].

Signed………………………………………Signed………………………………………

Name………………………………………Name………………………………………

For and on behalf of the SellerFor and on behalf of the Purchaser

Part 11

The Building Contractor, Sub-Contractors, Consultant, Sub-Consultants etc.

1.	Building Contract between Quotient Biocampus Limited and MW High Tech Projects UK Limited
2.	Building Sub-Contract between MW High Tech Projects UK Limited and Weir & McQuiston (Scot) Ltd
3.	Building Sub-Contract between MW High Tech Projects UK and Limited and Rippin Limited
4.	Building Sub-Contract between MW High Tech Projects UK and Walker Cladding Limited
5.	Building Sub-Contract between MW High Tech Projects UK and Thyssen Krupp
6.	Building Sub-Contract between MW High Tech Projects UK and MMM Medical Equipment Limited
7.	Building Sub-Contract between MW High Tech Projects UK and J&D Pierce Contracts
8.	Building Sub-Contract between MW High Tech Projects UK and Brooke Edgley Specialist Technical Services
9.	Building Sub-Contract between MW High Tech Projects UK and Cube Glass Limited
10.	Consultant Appointment - Fletcher Joseph (Edinburgh) Limited (Architect)

11.	Sub-Consultant Appointment - JGA (Fire Engineer) Sub-Consultant Appointment - Christopher Palmer Associates (Landscape Designer)
12.	Sub-Consultant Appointment - Etive Consulting Engineers Ltd (Structural Engineer)
13.	Letter of Reliance - Mason Evans Partnership

Part 12

Licence for Works

DWF Draft (1) 2016677-5
LICENCE FOR WORKS AGREEMENT between QUOTIENT BIOCAMPUS LIMITED and ALBA BIOSCIENCE LIMITED
Subjects: Site 3, Bio Campus, Roslin, Midlothian

DWF LLP 110 Queen Street Glasgow G1 3HD

CONTENTS

1.	Definitions and interpretation70
2.	Grant of consent72
3.	Tenant's obligations72
4.	Lease obligations73
5.	Rent review73
6.	Reinstatement at expiry73
7.	Irritancy74
8.	Rights of others74
9.	Costs74
10.	No warranty74
11.	Ratification of Lease74
12.	Consent to registration74
Part 1 Conditions	75
Part 2 Drawings showing the Works	79

THIS Agreement IS BETWEEN

QUOTIENT BIOCAMPUS LIMITED incorporated under the Companies Acts with registered number SC514165 and having their registered office at Douglas Building, Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL , and includes where the context so requires their successors as landlords under the Lease (hereinafter called the "Landlords"); and

ALBA BIOSCIENCE LIMITED incorporated under the Companies Acts with registered number SC310584 and having their registered office at Douglas Building Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL , and includes where the context so requires their permitted successors as tenants under the Lease (hereinafter called the "Tenants").

WHEREAS

The Landlords are the landlords under the Lease.

The Tenants are the tenants under the Lease.

The Tenants have requested, and the Landlords have granted, consent to the Works on the conditions set out below.

IT IS CONTRACTED and AGREED between the Parties as follows:

1.	Definitions and interpretation

1.1.	In this Agreement:

"Action Plan" means an action plan in terms of the Assessment of Energy Performance of Non-domestic Buildings (Scotland) Regulations 2016;

"Building" means any building of which the Property forms part;

"CDM Regulations" means the Construction (Design and Management) Regulations 2015;

"EPC" means an energy performance certificate in terms of the Energy Performance of Buildings (Scotland) Regulations 2008;

"Lease" means the lease between QUOTIENT BIOCAMPUS LIMITED and ALBA BIOSCIENCE LIMITED dated 14 July and registered or undergoing registration in the Land Register of Scotland under Title Number MID192976 and undergoing registration in the Books of Council and Session] as varied or amended by Minute of Variation of Lease entered into between QUOTIENT BIOCAMPUS LIMITED and ALBA BIOSCIENCE LIMITED;

"Parties" means the Landlords and the Tenants;

"Property" ALL and WHOLE that plot or area of ground together with the buildings and others erected thereon extending to 3.18 hectares or thereby known as and forming 5 James Hamilton Way, Milton Bridge, Penicuik EH26 0BF (formerly known as Site 3, Biocampus, Roslin) being the subjects registered in the Land Register of Scotland under Title Number [          ];;

"Schedule" means the Schedule annexed to this Agreement;

"Term" means the term of the Lease together with any continuation whether by Act of Parliament, tacit relocation or otherwise;

"Verifier" means a verifier as defined in the Building (Scotland) Act 2003;

"Working Day" means a day on which clearing banks in Edinburgh and Glasgow are open for normal business;

"Works" means the works shown on the drawings set out in part 2 of the Schedule.

1.2.	In this Agreement, unless otherwise specified or the context otherwise requires:

1.2.1.	any reference to one gender includes all other genders;

1.2.2.	words in the singular only include the plural and vice versa;

1.2.3.	any reference to the whole is to be treated as including reference to any part of the whole;

1.2.4.

any reference to a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality); words importing individuals include corporations and vice versa;

1.2.5.

any references to this Agreement or to any other document are references to this Agreement or to that other document as varied, supplemented, assigned, novated or replaced (in each case other than in breach of the provisions of this Agreement) from time to time;

1.2.6.	any reference to a clause, condition, Schedule or part of the Schedule is to the relevant clause, condition, Schedule or part of the Schedule of or to this Agreement;

1.2.7.	any reference to a statute or statutory provision includes any subordinate legislation which is in force from time to time under that statute or statutory provision;

1.2.8.	any reference to any statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time taking account of any amendment or re-enactment;

1.2.9.

any phrase introduced by the words "including", "include", "in particular" or any similar expression is to be construed as illustrative only and is not to be construed as limiting the generality of any preceding words;

1.2.10.	a document will be duly executed only if it is executed in such manner as meets the requirements of section 3 or sections 9B and 9C of the Requirements of Writing (Scotland) Act 1995;

1.2.11.	any obligation on, or right granted or reserved to, the Landlords may be fulfilled or exercised by managing agents in place of or in addition to the Landlords;

1.2.12.	any action to be performed on a day which is not a Working Day is to be performed on the immediately following Working Day;

1.2.13.	references to writing or written do not include email;

1.2.14.

where at any one time there are two or more persons included in the expression "Tenants" obligations contained in this Agreement which are expressed to be made by the Tenants are binding jointly and severally on them and their respective executors and representatives whomsoever without the necessity of discussing them in their order but not so as to impose any continuing liability on an assignor following a permitted assignation of the tenants' right to the Lease;

1.2.15.	if the Tenants are a firm or partnership:

1.2.15.1.

the obligations of the Tenants under this Agreement are binding jointly and severally on all persons who are or become partners of the firm at any time and their respective executors and representatives whomsoever as well as on the firm and its whole stock, funds, assets and estate without the necessity of discussing them in their order;

1.2.15.2.	except in the circumstances set out in clause 0 the obligations set out in clause 0 remain in full force and effect even if:
(a)	the firm or partnership is dissolved;
(b)	any changes take place in the firm or partnership whether by the assumption of a new partner or partners or by the retiral, bankruptcy or death of any individual partner; or
(c)	there is a change in the firm name.
1.2.15.3.

if any person, who by virtue of his being a partner, is bound to implement the Tenants' obligations, then on such person ceasing to be a partner the Landlords, on request, will release such person and his representatives from all obligations on the Tenants under this Agreement subsequent to the date when such person ceases to be a partner (or, if later, the date of such request) provided that it is established to the Landlords' reasonable satisfaction that any such release does not materially adversely affect the strength of the Tenants' financial covenant or their ability to implement their obligations under this Agreement; and

1.2.16.	any reference to "reasonable consent" means the prior written consent of the party in question, such consent not to be unreasonably withheld or delayed.

1.3.	The headings in this Agreement are included for convenience only and are to be ignored in construing this Agreement.

1.4.	The Schedule forms part of this Agreement.

2.	Grant of consent

Subject always to the terms and conditions specified or referred to in this Agreement, the Landlords consent to the Tenants carrying out the Works.

3.	Tenant's obligations

The Tenants will:

3.1.	comply in all respects with the conditions set out in part 1 of the Schedule.

3.2.	indemnify the Landlords against any charge to tax and any interest and penalties payable in respect of or arising out of the Works.

4.	Lease obligations

On completion of the Works, all the Tenants' obligations contained in the Lease will apply mutatis mutandis to the Property in its then altered state.

5.	Rent review

Any effect on rental value attributable to the Works will be disregarded for the purposes of the rent review provisions in the Lease.

6.	Reinstatement at expiry

At the end of the Term or the earlier termination of the Lease (howsoever arising) if and to the extent required by the Landlords in accordance with the provisions of the Lease the Tenants will at their own cost reinstate and make good the Property in compliance with:

6.1.	the provisions of the Lease; and

6.2.	the conditions set out in part 1 of the Schedule as if references in that part of the Schedule to the Works were references to the works for such reinstatement and making good.

PROVIDED that with reference to Clause 5.8 of the Lease that:

(A)

The Tenant shall be entitled to remove all items contained in the Works which comprise tenant's or trade fixtures and fittings and the Tenant shall be obliged to remove such items to the extent required by the Landlord at its discretion, in each case making good in terms of Clause 5.8.2 of the Lease;

(B)

Works) comprise Landlord's fixtures and fittings the Tenant shall be obliged to comply with its obligations in terms of Clause 5.8.1 of the Lease but as regards the heating, ventilation, and air conditioning system installed within the Premises and forming part of the Works (the "System") the Tenant's obligation shall be to ensure that that the System (or any replacement or renewal System installed (with the consent of the Landlord in accordance with the terms of the Lease) during the period of the Lease) is left by the Tenant in proper working order and in compliance with all statutory and building regulations requirements.

(C)

In the event that the Tenant fails to comply with its obligations under sub-clause (B), the Landlord shall be entitled in lieu of the Tenant's obligations in terms of Clause 5.8.1 of the Lease to require that the System (or any replacement or renewal System installed (with the consent of the Landlord in accordance with the terms of the Lease) during the period of the Lease) is removed by the Tenant at the End of the Term (making good all damage thereby caused) and that either (at the option of the Landlord):

(i)

the Tenant shall install an heating, ventilation, and air conditioning system of a design and specification which is, at the end of the Term, equivalent to a standard specification for premises such as the Property having regard to the nature and type of the Property and the permitted use of the Property under the Planning Acts (the "Alternative System"); or
(ii)	that the Tenant pay to the Landlord upon the expiry of the Term an amount equal to the anticipated cost of the installation of the Alternative System.
7.	Irritancy

The Landlords' right of irritancy contained in the Lease will be exercisable not only in the event of any breach by the Tenants of the Tenants' obligations contained in the Lease but also in the event of any breach of any of the Tenants' obligations contained in this Agreement.

8.	Rights of others

This Agreement is granted subject to the rights of the owners and occupiers of all adjoining and neighbouring premises, whose rights must not be infringed by the Tenants.

9.	Costs

9.1.	The Tenants will pay within five Working Days after written demand the costs and expenses reasonably and properly incurred by the Landlords, their solicitors and surveyors in connection with:

9.1.1.	the approval of the Works;

9.1.2.	the preparation, execution and completion of this Agreement; and

9.1.3.	the inspection and approval of the Works during the course of the Works and after the completion of the Works.

9.2.

The Tenants will pay within five Working Days after written demand the costs of registering this Agreement in the Books of Council and Session and obtaining three extracts (two for the Landlords and one for the Tenants).

10.	No warranty

No representation or warranty is given or implied on the part of the Landlords as to either the suitability of the Property (or the Building) for the Works, or as to whether the Works or any removal or reinstatement of them may be lawfully carried out.

11.	Ratification of Lease

Except in so far as amended by this Agreement, the Parties confirm that the whole provisions of the Lease will remain in full force and effect.

12.	Consent to registration

The Parties consent to the registration of this Agreement for preservation and execution.

IN WITNESS WHEREOF.

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING Licence for Works Agreement BETWEEN (1) QUOTIENT BIOCAMPUS LIMITED AND (2) ALBA BIOSCIENCE LIMITED

Part 1

Conditions

1.	Insurance
1.1

In carrying out the Works the Tenants will take such action as the Landlords or their insurers may require to ensure that the Landlords' insurances are not rendered void or voidable or the policy monies under them withheld in whole or in part.

1.2	The Tenants will produce, if requested by the Landlords or their insurers, a written certificate of value of the Works for insurance purposes.
1.3

The Tenants will pay to the Landlords any increased or extra premium payable for insurance of the Property and any other adjoining or neighbouring premises owned or occupied by the Landlords as a result of the carrying out of the Works.

1.4	At the commencement, and throughout the carrying out, of the Works:
1.4.1	the Tenants will procure that the Tenants' contractors have in force the normal contractual insurances (including suitable public liability cover); and
1.4.2

in so far as any risks which are likely to arise from the carrying out of the Works are not already covered by the insurances effected in terms of the Lease or this Agreement, the Tenants will insure or cause to be insured such risks (in so far as they can reasonably be insured) to the reasonable satisfaction of the Landlords; and

1.4.3	on request the Tenants will produce to the Landlords the policy or policies of such insurance together with receipts for the current premiums.
2.	Consents

At the Tenants' own expense, the Tenants will:

2.1

obtain all necessary statutory and other third party consents (including, if required, planning permission and building warrant) in relation to the carrying out of the Works and will produce copies of them (together with all docquetted drawings) to the Landlords prior to the commencement of the Works;

2.2	comply with all conditions attaching to such consents; and
2.3

submit a completion certificate to the Verifier within one month after completion of the Works and as soon as received from the Verifier send a copy of the notice of acceptance of a completion certificate and a copy of the original completion certificate to the Landlords.

3.	Statutory requirements

The Tenants will comply with all applicable general or local Acts of Parliament, bye-laws, orders, instruments and regulations made under them and the regulations made by and the requirements of the local and any other requisite authority, including, in so far as they apply to the Works, the Control of Asbestos Regulations 2012 (in pursuance of which the Tenants will deliver to the Landlords on request all requisite asbestos records and treatment plans) and the CDM Regulations and:

3.1	where the CDM Regulations apply:
3.1.1	the Tenants will be the sole client in respect of the Works for the purposes of the CDM Regulations;
3.1.2

where the Works are notifiable in terms of the CDM Regulations the Tenants will notify the Health & Safety Executive and forward a copy of the notification to the Landlords within three Working Days of it being sent to the Health and Safety Executive; and

3.1.3

the Tenants will ensure that the Health & Safety file (as defined in the CDM Regulations) is properly prepared, reviewed and updated in accordance with the CDM Regulations and will supply to the Landlords a copy of the Health & Safety file (duly completed in accordance with the CDM Regulations) as soon as practicable after completion of the Works;

3.2

where the CDM Regulations do not apply, the Tenants will supply to the Landlords such drawings and other information as the Landlords may reasonably require in relation to the Works in order to allow the Landlords to update the Health & Safety file for the Property (or the Building); and

3.3

the Tenants will procure that copyright licences are obtained so that all the material in the Health & Safety file may be copied and used by the Landlords or any other party to enable them to comply with their duties under the CDM Regulations and for other related purposes.

4.	Energy Performance
4.1

In the case of Works which may adversely affect an existing EPC rating, Action Plan or the efficiency of the use of energy or water within the Property (or the Building), the Tenants will provide sufficient information to the Landlords to enable the Landlords to ascertain the effect of the Works, and will implement any suggestions that the Landlords make to avoid or minimise any such adverse effect.

4.2	In the case of Works which necessitate the provision of a new EPC, the Tenants will obtain a new EPC at the Tenants' cost and provide a copy of the EPC to the Landlords.
4.3

In the case of Works to any plant, equipment or services in the Property (or the Building) which affect the energy efficiency of such plant, equipment or services, the Tenants will provide such information about the energy efficiency of the altered plant or equipment as the Landlords reasonably require.

5.	Notification

The Tenants will notify the Landlords or their surveyors in writing not less than five Working Days prior to the date of commencement of the Works and immediately after the Works have been completed.

6.	Timescale

If it starts the Works the Tenants will carry out and complete them diligently and without interruption and in any event within 3 months of the date of this Agreement.

7.	Conduct of Works
7.1	At the Tenants' own expense the Tenants will carry out the Works in a proper and workmanlike manner with good quality materials:
7.1.1	to the reasonable satisfaction of the Landlords or their surveyors; and
7.1.2	to the satisfaction of the local and any other requisite authority.
7.2

If an appropriate British Standard Specification or British Standard Code of Practice issued by the British Standards Institution is current at the last date of execution of this Agreement, the Tenants will procure that all goods and materials used or supplied are, and all workmanship is, in accordance with that standard.

7.3

The Tenants will carry out the Works with the least inconvenience, disturbance or disruption reasonably practicable to the Landlords and to the owners and occupiers of adjoining or neighbouring premises.

7.4	The Tenants will make good to the reasonable satisfaction of the Landlords all damage arising out of or incidental to the Works including any damage to adjoining or neighbouring premises.
7.5	The Tenants will take all proper precautions during the progress of the Works to ensure that the safety of the structure of the Property (or the Building) is not endangered in any way.
8.	Inspection

The Tenants will permit the Landlords and their surveyors at all reasonable times to inspect the progress of the Works and the quality of the materials and workmanship used.

9.	Landlords' notices
9.1

The Tenants will carry out and complete such works and do such things as the Landlords acting reasonably may specify in a notice in writing to the Tenants as being necessary to comply with the obligations on the part of the Tenants contained in this Agreement ("Remedial Works").

9.2

Failing the carrying out and completion of the Remedial Works within two months after such notice (or within such other reasonable period as may be specified in the notice having regard to the nature and extent of the Remedial Works) the Tenants will:

9.2.1	permit the Landlords to carry out all or any of the Remedial Works; and
9.2.2

pay to the Landlords on demand the properly incurred costs of carrying out and completing the Remedial Works with interest at the rate specified in the Lease as applicable to unpaid rent from the date or dates of disbursement by the Landlords until payment.

10.	Indemnity

The Tenants will indemnify the Landlords (except in so far as covered by the insurances referred to in the Lease and in condition 1 of this part of the Schedule) effectually against:

10.1	all actions or other proceedings, costs, claims, losses and demands howsoever arising in relation to the carrying out and completion of the Works; and

10.2

any liability due to any requirements of the Health and Safety at Work Etc Act, 1974 by reason of or arising out of the Works other than any criminal sanctions imposed by the court under this legislation.

Part 2
Drawings showing the Works

Excel Spreadsheet showing split of shell & core vs fit out is annexed.  In engrossed Licence for Works to be delivered at completion, the specification and plans will be annexed to the licence for works showing those items identified in the attached Excel Spreadsheet as "Fit-Out".

Part 13

Guarantee

DWF CJM/20166775-5
2017
GUARANTEE by Quotient Limited and Quotient Suisse SA in favour of ROSLIN ASSETS LIMITED
Property: Site 3, Bio Campus, Roslin, Midlothian

GUARANTEE

by

QUOTIENT LIMITED, a company incorporated in Jersey with registered number 109886 and having its registered office at PO Box 1075, Elizabeth House, 9 Castle Street, St Helier, Jersey, JE2 3RT; and Quotient Suisse SA, a company organised under the laws of Switzerland with registered number CHE-167.592.818 and having its registered office at Route de Crassier 13, Business Park Terre Bonne, Bâtiment B 1, 1262 Eysins, Switzerland (together the "Guarantor");

in favour of

ROSLIN ASSETS LIMITED, incorporated under the Companies Acts (Registered Number 10893348), and having its Registered Office at 5th Floor, Maybrook House, 40 Blackfriars Street, Manchester, M3 2EG, and includes where the context so requires its successors as Landlord under the Lease ("Landlord");

WHEREAS:

(A)The Landlord is in right of the landlord's part of the Lease.

(B)The Tenant is in right of the tenant's part of the Lease.

(C)The Guarantor has agreed to guarantee the obligations of the Tenant under the Lease;

IT IS AGREED as follows:

1.Definitions and Interpretation

1.1	In this Guarantee:

"Business Day" means a day on which clearing banks in Edinburgh and Glasgow are open for normal business;

"Change of Control" means

in respect of the Tenant, the actions of any person or group of persons acting in concert result in a change in:

(a)the power (whether by way of ownership of shares, members' interests, proxy, contract, agency or otherwise) to:

i.cast, or control the casting of, more than 25% of the maximum number of votes that might be cast at a general meeting of the Tenant; or

ii.appoint or remove all, or the majority, of the directors or equivalent officers of the Tenant; or

iii.give directions with respect to the operating and financial policies of the entity with which the directors or equivalent officers of the entity are obliged to comply: and/or

(b)the holding beneficially (either directly or indirectly) of more than 25% of the issued share capital or members' interest (as applicable) of the Tenant (excluding any part of that issued share capital or members' interests (as applicable) that carries no right to participate beyond a specified amount in a distribution of either profits or capital)

"Guaranteed Obligations" means all past, present, future and contingent obligations of the Tenant:

(a)to pay all rents and other sums; and

(b)to perform and fulfil all other obligations

which are now or may at any time in the future become due by the Tenant to the Landlord in terms of the Lease;

"Interest" means interest on the sum in question at 4% per cent per annum above the base rate from time to time of Royal Bank of Scotland plc from the date that such sum is due for payment or, if there is no such date specified, the date of demand for such sum until such sum is paid;

"Lease " means the lease between QUOTIENT BIOCAMPUS LIMITED and ALBA BIOSCIENCE LIMITED dated 14 July and registered or undergoing registration in the Land Register of Scotland under Title Number MID192976 and undergoing registration registered in the Books of Council and Session on [                     ] as varied or amended by (One) Minute of Variation of Lease entered or about to be entered into between QUOTIENT BIOCAMPUS LIMITED and ALBA BIOSCIENCE LIMITED; and (Two) Licence for Works entered or about to be entered into into between QUOTIENT BIOCAMPUS LIMITED and ALBA BIOSCIENCE LIMITED ;

"Property" means ALL and WHOLE that plot or area of ground together with the buildings and others erected thereon extending to 3.18 hectares or thereby known as and forming 5 James Hamilton Way, Milton Bridge, Penicuik EH26 0BF (formerly known as Site 3, Biocampus, Roslin) being the subjects registered in the Land Register of Scotland under Title Number [          ]; ;

"Relevant Event" means any of the following events or circumstances:

(i)	The Tenant going into liquidation including provisional liquidation or a petition being presented or resolution proposed or passed for their liquidation;

(ii)	The Tenant having a receiver appointed in respect of any part of their undertaking or assets;

(iii)

The Tenant (not being a corporate body) having their estates sequestrated or becoming insolvent or apparently insolvent or signing a trust deed for creditors or effecting or proposing any general composition with their creditors;

(iv)	The Tenant being dissolved, struck off or otherwise ceasing to exist;

(v)	The Landlord serving notice on the Tenant that an event has occurred which entitles the Landlord to irritate the Lease;

(vi)	The Lease being terminated by reason of irritancy;

(vii)	The Tenant having an administrator appointed or a petition being presented for the appointment of an administrator or notice of intention to appoint an administrator being given;

(viii)	The Tenant instituting or giving notice of or indicating an intention to institute a voluntary arrangement or composition in respect of their debts or affairs; or

(ix)	The Tenant becoming unable to pay their debts within the meaning of section 123 of the Insolvency Act 1986;

"Rent Deposit Agreement" means the rent deposit agreement entered into between the Tenant and the Landlord dated [ ] 2018 and subsequent date ancillary to the Lease.

"Tenant" means ALBA BIOSCIENCE LIMITED, incorporated under the Companies Acts with Registered Number SC310584 and having their Registered Office at Douglas Building Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL;

1.2	In this Guarantee, unless otherwise specified or the context otherwise requires:

1.2.1	any reference to one gender includes all other genders;

1.2.2	words in the singular only include the plural and vice versa;

1.2.3	any reference to the whole is to be treated as including reference to any part of the whole;

1.2.4

any reference to a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's personal representatives, successors or permitted assignees; words importing individuals include corporations and vice versa;

1.2.5

any references to this Guarantee or to the Lease or to any other document are references to this Guarantee, the Lease or to that other document as varied, supplemented, assigned, novated or replaced from time to time;

1.2.6	any reference to a Clause is to the relevant Clause of this Guarantee;

1.2.7	any reference to a statute or statutory provision includes any subordinate legislation which is in force from time to time under that statute or statutory provision;

1.2.8	any reference to any statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time taking account of any amendment or re-enactment;

1.2.9

any phrase introduced by the words "including", "include", "in particular" or any similar expression is to be construed as illustrative only and is not to be construed as limiting the generality of any preceding words;

1.2.10	references to writing or written do not include faxes or e-mail;

1.2.11

where at any one time there are two or more persons included in the expression "Guarantor" obligations contained in this Guarantee which are expressed to be made by the Guarantor are binding jointly and severally on them and their respective executors and representatives whomsoever without the necessity of discussing them in their order;

1.3	The headings in this Guarantee are included for convenience only and are to be ignored in construing this Guarantee.

1.4	Unless the context otherwise requires, words and expressions which are defined in the Lease will bear the same meanings for the purposes of this Guarantee.

2Guarantee

The Guarantor irrevocably and unconditionally guarantees to the Landlord full and punctual payment or performance by the Tenant of the Guaranteed Obligations as and when they fall due for payment or performance and failing such payment or performance by the Tenant the Guarantor will on demand by the Landlord make payment or effect performance of the Guaranteed Obligations in question together with:

2.1	all liabilities, losses, costs, damages and expenses incurred by the Landlord by reason of or in connection with any such failure together with Interest; and

2.2	all costs and expenses properly and reasonably incurred by the Landlord in connection with the enforcement of this Guarantee together with Interest.

3Primary Obligation

The obligations of the Guarantor under this Guarantee will be independent primary obligations and not merely those of guarantor or cautioner and if any of the Guaranteed Obligations are not, or cease to be, valid and enforceable for any reason whatever (whether or not known to the Landlord) or for any reason are not recoverable from or capable of performance by the Guarantor under Clause 2 the Guarantor will still be liable to the Landlord in respect of such Guaranteed Obligations as if they were fully valid and enforceable and/or recoverable or capable of performance and the Guarantor were principal debtor in place of the Tenant.

4Indemnity

4.1	The Guarantor undertakes to indemnify the Landlord on demand against all liabilities, losses, costs, damages and expenses which the Landlord may incur by reason of or in connection with any failure by the Tenant to make payment of or perform any of the Guaranteed Obligations as and when they fall due or as a result of any of the Guaranteed Obligations being or becoming void or unenforceable for any reason or the Guaranteed Obligations for any reason not being recoverable or capable of performance under Clause 2, together with Interest.

4.2

The Guarantor undertakes to indemnify the Landlord on demand against all liabilities, losses, costs, damages and expenses which the Landlord may incur by reason of or in connection with the Tenant proposing or entering into any company voluntary arrangement or other scheme or arrangement having or purporting to have the effect of impairing, compromising or releasing any or all of the Guarantor's obligations under this Guarantee.

5	Limitation

5.1

If and to the extent that Quotient Suisse SA is liable under this Guarantee for any Guaranteed Obligations and if complying with such undertaking would constitute a repayment of capital, a violation of the legally protected reserves or the payment of a constructive dividend by Quotient Suisse SA or would otherwise be restricted under Swiss mandatory law and accounting principles then applicable (the "Restricted Obligations"), Quotient Suisse SA’s liability will be limited to the amount of Quotient Suisse SA’s freely disposable equity in accordance with Swiss law and Swiss accounting principles (the "Swiss Available Amount").

5.2

This limitation shall only apply to the extent that it constitutes a requirement under Swiss mandatory legal and accounting principles at the time Quotient Suisse SA is required to perform the Restricted Obligations. Such limitation will not release Quotient Suisse SA from its obligations in excess of the Swiss Available Amount, but will merely postpone the performance date thereof until such time(s) when such performance is again permitted from a Swiss legal and Swiss accounting point of view.

5.3

The terms of this Clause 5 are entirely without prejudice to Quotient Limited's obligation as Guarantor under this Guarantee including without prejudice to the foregoing generality the terms of Clause 1.2.11.

6Guarantor to take new lease

Without prejudice to any other provision of this Guarantee if a Relevant Event occurs, the Landlord may serve notice on the Guarantor within six months after the Relevant Event requiring the Guarantor to accept, as required by the Landlord, either:

6.1

a new lease of the Property for a period equal to the residue of the term of the Lease which would have remained if the Relevant Event had not occurred, at the same rent and on the same terms as the Lease commencing on the date of the Relevant Event, except that any works carried out by or on behalf of the Tenant (or its predecessor as tenant under the Lease) will be treated by reference to the date of entry under the Lease and not the date of the Relevant Event; or

6.2	an assignation to the Guarantor of the Tenant's interest under the Lease, effective from the date of the Relevant Event.

6.3

In the event the Landlord requires the Guarantor to enter into a new lease or assignation in terms of this Clause 6 in circumstances where the Landlord has retained the whole monies then held under the Rent Deposit Agreement pursuant to clause 5.3 and/or 5.4 of the Rent Deposit Agreement and there remains in the Landlord's hands a balance from the Deposit Fund (as defined in the Rent Deposit Agreement) after settlement of all the outstanding obligations of the Tenant under the Lease and the Landlord is legally entitled thereto ("the Surplus") then the Landlord agrees with the Guarantor that the Surplus shall be treated by the Landlord as a rent deposit under the new lease entered into with the Guarantor and the Landlord and the Guarantor shall enter into a rent deposit agreement in respect thereof in the same terms mutatis mutandis as the Rent Deposit Agreement (excluding clauses 6.1 and 6.2.5 thereof) but subject to such amendments as the Landlord shall reasonably require to give effect to this clause.

7Duration

This Guarantee will be a continuing security notwithstanding any intermediate payment or performance and will remain in force so long as any liability (including any future or contingent liability):

7.1	on the part of the Tenant under the Lease, or

7.2	on the part of the Guarantor under this Guarantee

remains unfulfilled unless discharged by the Landlord in accordance with Clause 8.

8Non-impairment

This Guarantee will not be discharged or prejudiced by:

8.1

the Landlord holding, acquiring, failing to perfect, releasing or giving up any obligation, security or remedy (present or future) for the obligations of the Tenant under the Lease or any neglect, delay or forbearance on the part of the Landlord in enforcing such obligation, security or remedy;

8.2	the Landlord giving time or any other indulgence to the Tenant;

8.3	any variation, amendment, supplement or extension whether formal or informal, of the terms of the Lease or the implementation of any rent review provisions in the Lease;

8.4	the Landlord irritating the Lease;

8.5	the Landlord releasing any person(s) comprised in the Tenant from liability under the Lease, or

8.6	any other act, omission or event whereby (but for this Clause) the Guarantor would be discharged in whole or in part from this Guarantee.

9Discharge

If the Tenant assigns its interest under the Lease in accordance with the terms of the Lease, or the Landlord accepts a renunciation of the Tenant's interest under the Lease, the Landlord will at the request and cost of the Guarantor grant a valid discharge of this Guarantee as at the date of valid intimation of such assignation or the effective date of such renunciation (as the case may be) provided that there are no outstanding claims under the Guarantee, or if there are any such claims, upon such claims being satisfied in full.

10Assignation & Change of Control

10.1	The Landlord has the right to assign or transfer this Guarantee to its successors as landlord under the Lease without the consent of the Guarantor.

10.2	The Guarantor does not have the right to assign or transfer their rights or obligations under this Guarantee.

10.3

In the event of a Change of Control occurring, the Landlord shall not unreasonably withhold or delay consent to an application by the Guarantor for this Guarantee to be discharged but that only in exchange for a fresh guarantee being granted in the same terms as this Guarantee by a replacement Guarantor (or Guarantors) who is/are in the Landlord's reasonable opinion of sound financial standing and demonstrably capable of fulfilling the Guarantor's obligations under this Guarantee.

11Postponement of Claims by Guarantor

11.1

Until the Guaranteed Obligations have been fully and unconditionally paid or performed, the Guarantor will not be entitled to share any security held or money received by the Landlord on account of the Guaranteed Obligations.

11.2

Until the Guaranteed Obligations have been fully and unconditionally paid or performed, the Guarantor waives its rights of subrogation, reimbursement and indemnity against the Tenant and any other person and any other right they may have to stand in the place of the Landlord in respect of any security from or money payable by the Tenant or any other person.

11.3

Until the Guaranteed Obligations have been fully and unconditionally paid or performed, the Guarantor will have no recourse, nor be entitled to pursue any right or remedy, against the Tenant arising from the performance of any of the Guarantor’s obligations under this Guarantee.

11.4

In the event of the liquidation, receivership, administration, sequestration or other insolvency or dissolution of the Tenant the Guaranteed Obligations will be deemed to continue to be due and outstanding until fully and unconditionally paid or performed.  The Landlord will be entitled to claim in the liquidation, receivership, administration, sequestration or other insolvency of the Tenant for the full amount of the Guaranteed Obligations and to retain the whole of the dividends from such claim to the exclusion of any rights of the Guarantor as guarantor in competition with the Landlord until the Landlord's claim is satisfied in full.

12Exclusion of Set Off

12.1

All payments due by the Guarantor under this Guarantee will be made without any retention, deduction, set-off or counterclaim and free from any deduction or withholding for or on account of any taxes or other charges in the nature of taxes imposed by any competent authority.  If any such deduction or withholding is required by law the Guarantor will pay the Landlord such additional amount as may be necessary to ensure that the Landlord receives the full amount of the relevant payment as if such deduction or withholding had not been made.

12.2

When entering into this Guarantee, Quotient Suisse SA and the Landlord have assumed that any sum paid or payable by Quotient Suisse SA is not and will not become subject to any deduction or withholding of Taxes on account of Swiss Withholding Tax (a “Swiss Tax Deduction”). Notwithstanding that the Landlord and Quotient Suisse SA do not anticipate that any payment will be subject to Swiss Tax Deduction, they agree that, in the event that a Swiss Tax Deduction should be imposed on any payments, any such payment shall, subject to the provisions of this Guarantee, be increased in an amount which (after making any Swiss Tax Deduction) would have been due had no Swiss Tax Deduction been made. For this purpose, the Swiss Withholding tax shall be calculated on the full grossed-up amount and Quotient Suisse SA shall deduct and pay to the Swiss Federal Tax Administration the applicable Swiss Withholding Tax.

To the extent that a Swiss Tax Deduction is imposed, Quotient Suisse SA shall promptly complete any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for the Quotient Suisse SA to obtain authorization (a) to make payments without them being subject to Swiss Withholding Tax or to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties, as applicable, and (b) for the Landlord to obtain a full or partial refund of any Swiss Tax Deduction under applicable double taxation treaties.

The Landlord shall provide reasonable efforts to cooperate with Quotient Suisse SA to secure such refund or exemption. When the Landlord has been able to realize treaty benefits, Quotient Suisse SA will have a refund claim against the Landlord at the amount of the treaty benefit obtained after the calculation of the payment as computed under this Clause 12.2. Such refund is subject to any right of set-off pursuant to this Guarantee and subject to not being in a less favourable net after-tax position than such the Landlord would have been in if such Swiss Withholding Tax had not been required in the first instance. Quotient Suisse SA shall cooperate with the Landlord and shall procure that the Tenant also cooperates with the parties.

12.3

The terms of Clause 12.2 are entirely without prejudice to Quotient Limited's obligation as Guarantor under this Guarantee including without prejudice to the foregoing generality the terms of Clause 1.2.11.

12.4

The Guarantor will not be entitled to withhold or restrict performance of any obligation by it under this Guarantee by reason of any purported right or claim of retention, set off or counterclaim or for any other reason.

13Certificate

A certificate signed by any authorised signatory on behalf of the Landlord will, except in the case of manifest error, conclusively constitute the amount of the Guaranteed Obligations or any sum due by the Guarantor under Clause 13 or any other provision of this Guarantee at the relevant time for all purposes of this Guarantee.

14Costs

14.1	The Guarantor will pay to the Landlord within five Business Days after written demand:

14.1.1	the costs of registering this Guarantee in the Books of Council and Session and of obtaining three extracts (one of which will be delivered to the Guarantor's solicitors);

14.1.2

the legal fees and expenses reasonably and properly incurred by the Landlord in connection with the preparation and completion of any new lease or assignation entered into under the terms of Clause 5 including the registration dues on such new lease or assignation;

14.1.3	all Value Added Tax on any of the fees, costs and expenses set out above.

14.2	If any amount specified in Clause 13.1 is not paid within 14 days of demand the Guarantor will pay Interest on such amounts.

14.3	The Guarantor will be responsible for any Land and Buildings Transaction Tax chargeable on any such new lease or assignation.

15Notices

15.1

Any notice, demand, request or certificate required by this Guarantee will be in writing and may be delivered personally, sent by post or transmitted by fax to the relevant party using the relevant details specified in Clause 14.3. In the case of notices served on the Guarantor, notices shall be served on each of the Guarantor companies.

15.2	Any notice, demand, request or certificate will be deemed to be received:

15.2.1	if delivered personally, (with proof of delivery) at the time of delivery;

15.2.2	if sent by recorded delivery post, 48 hours after the date of posting; and

15.2.3	in the case of fax, at the time when the sender's fax machine confirms transmission;

Provided that if, in the case of personal delivery or transmission by fax, such delivery or transmission occurs outwith normal business hours on a Business Day or on a day which is not a Business Day, delivery will be deemed to occur on the next Business Day.

15.3	The details referred to in Clause 14.1 are:

Guarantor – {Insert details for both landlord companies}

Address:[          ]

Fax Number:[ ]

For the attention of:[          ]

[Landlord]

Address:[          ]

Fax Number:[          ]

For the attention of:[          ];

or such other address, fax number or person as may be notified in writing from time to time by the relevant party to the other party for the purposes of this Clause.]

16Applicable Law and Jurisdiction

This Guarantee is governed by and is to be construed in accordance with the law of Scotland and in so far as not already subject to it, the parties irrevocably submit to the non-exclusive jurisdiction of the Scottish Courts.

17Registration

The Guarantor consents to the registration of this Guarantee and any certificate pursuant to this Guarantee for preservation and execution: IN WITNESS WHEREOF

Signed for and on behalf of QUOTIENT LIMITED

at ...................................... on ...............................

by:

................................................................... (Signature)

................................................................... (Full name in CAPITALS)

Director

................................................................... (Signature)

................................................................... (Full name in CAPITALS)

Witness

................................................................... (Full address - witness only)

...................................................................ADD BLOCK FOR QUSTIENT SUISSE SA

Signed for and on behalf of ROSLIN ASSETS LIMITED

at ...................................... on ...............................

by:

................................................................... (Signature)

................................................................... (Full name in CAPITALS)

Director/Company Secretary/Authorised Signatory

................................................................... (Signature)

................................................................... (Full name in CAPITALS)

Witness

................................................................... (Full address - witness only)

...................................................................

Part 14

Not used

Part 15

Not used

Part 16

Rent Deposit

DWF CJM/2016677-5
2017
ReNT DEPOSIT AGREEMENT between ALBA BIOSCIENCE LIMITED and ROSLIN ASSETS LIMITED
Property: Site 3, Bio Campus, Roslin, Midlothian

DEPOSIT AGREEMENT

between

ROSLIN ASSETS LIMITED, incorporated under the Companies Acts (Registered Number 10893348), and having its Registered Office at 5th Floor, Maybrook House, 40 Blackfriars Street, Manchester, M3 2EG, and includes where the context so requires its successors as Landlord under the Lease ("Landlord")

and

ALBA BIOSCIENCE LIMITED, incorporated under the Companies Acts with Registered Number SC310584 and having their Registered Office at Douglas Building Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL ("Tenant")

WHEREAS:

(A)	The Landlord is the landlord under the Lease;
(B)	The Tenant is the tenant under the Lease;
(C)

The Landlord has requested, and the Tenant has agreed to lodge with the Landlord, the Deposit which is to be held by the Landlord as security for the due performance by the Tenant of its obligations under the Lease.

IT IS AGREED as follows:

1.	Definitions and Interpretation
1.1	In this Agreement:

"Business  Day" means any day other than a Saturday, Sunday or a bank, local or statutory holiday in Edinburgh, Glasgow or London;

"Deposit" means, initially, the sum of THREE MILLION SIX HUNDRED THOUSAND POUNDS (£3,600,000) Sterling or, in the event that TWO MILLION FOUR HUNDRED THOUSAND POUNDS  (£2,400,000) of the initial deposit sum is returned to the Tenant in  accordance with the terms of Clause 6.1 of this Agreement, the sum of ONE MILLION TWO HUNDRED THOUSAND POUNDS (£1,200,000);

"Deposit Account" means an account in the name of the Landlord in terms of Clause 2 which will be an interest-bearing account only if such an account is generally available in the UK for rent deposits;

"Deposit Fund" means the balance (including any Interest) of the Deposit Account at any given time;

"EBITDA" means, (a) for so long as Quotient Limited remains a guarantor under the Guarantee, the Operating Net Profit (or Loss) of QUOTIENT LIMITED, arising solely from product sales to bona fide third parties (but not any grants or milestone payments) all as specified in the Consolidated Statements of Comprehensive Profit (or Loss) contained in the Annual Report filed by the said QUOTIENT LIMITED  with the United States Securities and Exchange Commission, such Net Profit (or Loss) to include all expenses of QUOTIENT LIMITED (whether related to product sales or otherwise and excluding only interest, tax depreciation and amortisation payments) after having first been adjusted to remove any allowance for "Compensation expense in respect of share options and management equity incentives" (or equivalent expense provided for in any Annual Report filed by the said QUOTIENT LIMITED) or, (b) in the event that Quotient Limited ceases to be a guarantor under the Guarantee, then in respect of any such party as shall guarantee the obligations of the Tenant pursuant to the Guarantee or any subsequent or replacement guarantee, the Operating Net Profit (or Loss) of such new or replacement guarantor arising solely from product sales to bona fide third parties (but not any grants or milestone payments) as contained in independently audited accounts, such Operating Net Profit or Loss to include all expenses of the guarantor and excluding only interest, tax depreciation and amortisation payments;

"Guarantee" means the Guarantee by Quotient Limited and Quotient Suisse SA in favour of the Tenant dated [ ] 2018 and subsequent date ancillary to the Lease

"Interest" means any interest accruing on the Deposit Account from time to time;

"Lease" means the lease between Quotient Biocampus Limited and the Tenant dated 14 July 2017 and registered or to be registered in the Land Register of Scotland under Title Number MID[]and registered in the Books of Council and Session on [] as amended by Minute of Variation of Lease between Quotient Biocampus Limited and the Tenant dated [          ] and registered in the Books of Council and Session on [          ];]

"Parties" means the Landlord and the Tenant;

"Prescribed Rate" means the rate of interest payable in respect of late payment of rent and other sums due in terms of the Lease;

"Property" means ALL and WHOLE the subjects known as and forming Site 3, Bio Campus, Roslin, Midlothian as more particularly described in the Lease;

"Quotient Limited" means QUOTIENT LIMITED, a company incorporated in Jersey with registered number 109886 and having its registered office at PO Box 1075, Elizabeth House, 9 Castle Street, St Helier, Jersey, JE2 3RT

"Term" means the term of the Lease together with any continuation whether by Act of Parliament, tacit relocation or otherwise;

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any tax similar or equivalent to value added tax or performing a similar fiscal function.

1.2	In this Agreement, unless otherwise specified or the context otherwise requires:-
1.2.1	words importing any gender include all other genders;
1.2.2	words importing the singular only include the plural and vice versa;
1.2.3	words importing the whole are to be treated as including reference to any part of the whole;
1.2.4

where at any one time there are two or more persons included in the expression "Tenant", obligations contained in this Agreement which are expressed to be made by the Tenant are binding jointly and severally on them and their respective executors and representatives whomsoever without the necessity of discussing them in their order;

1.2.5	words importing individuals include corporations and vice versa;
1.2.6

references to this Agreement or to any other document are to be construed as references to this Agreement or to that other document as modified, amended, varied, supplemented, assigned, novated or replaced from time to time;

1.2.7	any reference to a clause, schedule or part of the schedule is to the relevant clause, schedule or part of the schedule of or to this Agreement;
1.2.8

any phrase introduced by the words "including", "include", "in particular" or any similar expression is to be construed as illustrative only and is not to be construed as limiting the generality of any preceding words;

1.2.9	any obligation on, or right granted or reserved to, the Landlord may be fulfilled or exercised by managing agents in place of or in addition to the Landlord.

1.3	The headings in this Agreement are included for convenience only and are to be ignored in construing this Agreement.

2.	Deposit Account and Deposit Fund
2.1

The Tenant will pay to the Landlord the Deposit and, within five Business Days after receipt, the Landlord will place the Deposit in the Deposit Account to be held, subject to the remaining provisions of this Agreement, throughout the Term.

2.2

In so far as not applied by the Landlord in accordance with the provisions of this Agreement, the Deposit Fund will be held by the Landlord in trust for both the Landlord and the Tenant so that the Landlord have the right to apply the Deposit Fund in accordance with the provisions of this Agreement and the Tenant retains its right to the Interest (in accordance with the provisions of Clause 3.2) and its reversionary interest in the Deposit Fund.

2.3	The Tenant will be required at all times to maintain the Deposit Fund in an amount not less than the Deposit and if:-,
2.3.1	the Landlord withdraws any part of the Deposit Fund in accordance with provisions of this Agreement, or
2.3.2	for any other reason whatsoever, the Deposit Fund becomes less than the Deposit then the Tenant will lodge with the Landlord within five Business Days after written demand such further sum (certified by the Landlord as aftermentioned) as represents the difference between the Deposit Fund and the Deposit at the time in question, failing which interest will run on such sum at the Prescribed Rate from the date of demand until the date of payment.

3.	Interest Earned on Deposit Account
3.1

Interest will beneficially accrue to and be the property of the Tenant and the Tenant will be responsible for accounting for it to HM Revenue & Customs.  Without prejudice to the Tenant's obligation to account to HM Revenue & Customs for the Interest, the Landlord will be entitled to advise HM Revenue & Customs of the name and address of the Tenant and the amount of the Interest.

3.2	The Interest will be left in the Deposit Account and will form part of the Deposit Fund.
3.3

The Tenant will be entitled (but not more frequently than once in any year) by written demand to require the Landlord to uplift from the Deposit Account an amount equal to any Interest and, subject to any deductions required to be made by the Landlord at law, to pay it to the Tenant provided that no such payment will be made if:-

3.3.1	at the date of such demand, the Tenant has not complied with its monetary obligations under the Lease; or
3.3.2	such payment would cause the Deposit Fund to be less than the Deposit.
4.	Provision of Account Details
4.1	On reasonable written request from the Tenant (but not more frequently than once in every year), the Landlord will provide the Tenant with:-
4.1.1	details of the Deposit Account; and
4.1.2	a written statement of the Interest.
4.2

The Landlord will, on payment to the Tenant of the Deposit Fund in accordance with Clause 6, provide the Tenant with a written statement showing all deposits and withdrawals made by the Landlord and all Interest received or remitted by it to the Tenant in accordance with the provisions of this Agreement.

5.	Withdrawals by the Landlord

The Landlord may, at any time, withdraw and pay to themselves from the Deposit Fund:-

5.1

on each occasion that the Tenant fails to pay the rent or other sums (whether or not any formal demand has been made) for which the Tenant is responsible in terms of the Lease or under this Agreement, an amount equal to such rent or other sums due plus any VAT chargeable and interest due on them as provided for in the Lease;

5.2

on each occasion that the Tenant is in breach of any of its obligations under the Lease and such breach has not been remedied within such reasonable time as may be determined by the Landlord (having regard to the nature and extent of the breach) and notified in writing to the Tenant, a sum or sums plus any VAT chargeable on them as will meet or go towards meeting the cost to the Landlord of making good such breach and all loss suffered by the Landlord as a consequence of such breach (including, without prejudice to the foregoing generality, the professional costs properly incurred by the Landlord);

5.3

on the appointment of a liquidator or a receiver or an administrator to the Tenant or the making of a winding-up order or administration order in respect of the Tenant or the making of a voluntary arrangement in respect of the Tenant, the whole of the Deposit Fund;  and

5.4	If the Lease is irritated for any reason the whole of the Deposit Fund.
5.5
6.	Return of Deposit Fund

The Landlord will pay to the Tenant:

6.1

The sum of TWO MILLION FOUR HUNDRED THOUSAND POUNDS  (£2,400,000) of the initial Deposit Fund on the date on which the Tenant has provided to the Landlord audited annual accounts disclosing an EBITDA of TWENTY FIVE MILLION U.S DOLLARS ($25,000,000) (or such sum in a different currency which shall be equivalent thereto) or more for each of the two consecutive financial years of the said Quotient Limited (or of any such party as shall guarantee the obligations of the Tenant pursuant to the Guarantee or any subsequent or replacement guarantee in the event that Quotient Limited ceases to be a guarantor under the Guarantee) immediately preceding the date on which such audited accounts are produced.

6.2	the Deposit Fund within one month after:-
6.2.2	the intimation of any permitted assignation by the Tenant of its interest under the Lease;
6.2.3	the expiry of the Term, provided that the Tenant has then complied with its obligations under the Lease;
6.2.4	the renunciation by the Tenant of its interest under the Lease;
6.2.5

the date on which the Tenant has provided to the Landlord audited annual accounts disclosing an EBITDA of TWENTY FIVE MILLION U.S DOLLARS ($25,000,000) (or such sum in a different currency which shall be equivalent thereto) or more for each of the three consecutive financial years of the said Quotient Limited (or of any such party as shall guarantee the obligations of the Tenant pursuant to the Guarantee or any subsequent or replacement guarantee in the event that Quotient Limited ceases to be a guarantor under the Guarantee) immediately preceding the date on which such audited accounts are produced (declaring that the 2 year period referred to in clause 6.1 of this Agreement and the 3 year period referred to in Clause 6.2.5 of this Agreement may run concurrently).

6.2.6	such earlier date as the Landlord may, in its sole discretion, determine.
6.3

Any dispute or difference between the Landlord and the Tenant in relation to Clauses 6.1 or 6.2.5 may be referred by either party to the decision of an independent expert accountant ("the Accountant") to be agreed between the parties or in default of agreement to be appointed by the President or other senior office holder for the time being of the Institute of Chartered Accountants in Scotland at the request of either party, and the decision of the Accountant shall be final and binding on the Landlord and the Tenant and the Accountant shall allow the Landlord and the Tenant a reasonable period of time within which to make representations to him.  The costs of the Accountant shall be borne as he shall direct, failing which equally between the Landlord and the Tenant.

7.	Landlord's Remedies
7.1

Any breach by the Tenant of the provisions of this Agreement will constitute a breach of the Tenant's obligations under the Lease and the Landlord will be entitled to exercise its rights of irritancy and others under the Lease in relation to any such breach of this Agreement and the Landlord's rights contained in this Agreement will be in addition to, and without prejudice to, its rights and remedies under the Lease.

7.2

The Tenant acknowledges that, subject only to Clause 7, this Agreement and the holding by the Landlord of the Deposit Fund will be a matter entirely separate from the Lease and will not be a defence (whether by way of set-off or otherwise) to any action for payment by the Landlord under the Lease or to any irritancy of the Lease.

8.	Alienation
8.1	If the Landlord disposes of its interest as the Landlord under the Lease, it will:-
8.1.1	assign to the party acquiring such interest the Landlord's rights and obligations under this Agreement; and
8.1.2	transfer to such party the Deposit Fund.
8.2	The Tenant is not entitled to assign its interest in this Agreement.
9.	Costs
9.1

The Tenant will pay to the Landlord within five Business  Days after written demand all bank costs in connection with the operation of the Deposit Account, failing which the Landlord will, without prejudice to its other rights and remedies, be entitled to pay them out of the Deposit Fund.

9.2	Each of the Parties will bear its own costs and expenses in connection with the preparation and completion of this Agreement.
9.3

The Tenant will pay within five Business  Days after written demand the costs of registering this Agreement in the Books of Council and Session and obtaining three Extracts (two for the Landlord and one for the Tenant).

10.	Certificate

A certificate or statement signed by any authorised signatory on behalf of the Landlord will be conclusive and binding on the Parties, except in the case of manifest or demonstrable error.

11.	Applicable Law and Jurisdiction

This Agreement is governed by and is to be construed in accordance with the law of Scotland and in so far as not already subject to it, the Parties irrevocably submit to the non-exclusive jurisdiction of the Scottish Courts.

12.	Consent to Registration

The Parties consent to registration of this Agreement and of any certificate or statement under it for preservation and execution:  IN WITNESS WHEREOF

Part 17

Landlord Waivers

Part 18

CAPITAL ALLOWANCES

1.	In this Part of the Schedule:-
1.1.1	"Available Fixtures" means the Fixed Plant in respect of which the Seller has not claimed allowances under CAA;
1.1.2	"CAA" means Capital Allowances Act 2001;
1.1.3	"CA Report" means the draft report dated December 2017 by CBRE;
1.1.4

"Earliest Claim Period" means the earliest chargeable period of the Seller in which relevant qualifying expenditure can be allocated to a capital allowances pool and in respect of which the Seller is entitled to amend its income or corporation tax return as applicable pursuant to Paragraph 1.5;

1.1.5	"Election Notice" means a notice of election under Section 198 of the CAA in the form contained in Part 10 of the Schedule;
1.1.6	"Fixed Plant" means such plant and machinery (within the meaning of the CAA) as constitutes a fixture or fixtures and which is included in the sale of the Property;
1.1.7	"General Pool Available Fixtures" means those Available Fixtures which are not Special Rate Available Fixtures; and
1.1.8	"Special Rate Available Fixtures" means those Available Fixtures on which the Seller has incurred special rate expenditure (as defined in Section 104A of the CAA).
1.2	The Seller confirms that:
1.2.1	it is the past owner (as defined in Section 187A(2) of the CAA) of each Available Fixture;
1.2.2	there is no Fixed Plant other than Available Fixtures;
1.2.3	it did not enter into an election under Section 198 of the CAA in respect of the Available Fixtures when it acquired the Property; and
1.2.4	it has not allocated any qualifying expenditure incurred on any Available Fixture to a pool pursuant to Section 53 of the CAA.
1.3

The Parties have provisionally agreed the amount of qualifying expenditure incurred by the Seller on General Pool Available Fixtures as£5,486,982.44and the Special Rate Available Fixtures as£8,744.268.00and have agreed to instruct at the Seller's cost the finalisation of the CA Report to determine the exact amount of qualifying expenditure incurred by the Seller on the General Pool Available Fixtures and the Special Rate Available Fixtures which are to be pooled pursuant to paragraph 1.5 by ,no later than three months after Completion, and which determination shall be subject to the Purchaser's approval acting reasonably.  The Finalised Report shall not contain any materially adverse (from the Purchaser's perspective) deviations from the figures specified in this Clause 1.3.  The use of Table C contained in Part 10 of the Schedule (and the allocations within it) shall be completed as specified by the Purchaser and by the CA Report.

1.4

The Seller will take all reasonable steps to facilitate the completion of the CA Report determination of the amounts to be allocated to the pools pursuant to paragraph 1.5, including permitting access to the Property.

1.5

For the purposes of meeting the pooling requirement (within the meaning of Section 187A(4) of the CAA) the Seller undertakes to allocate to a main pool the amount of qualifying expenditure on General Pool Available Fixtures specified in the CA Report pursuant to paragraph 1.3 and to allocate to a special rate pool the amount of qualifying expenditure on Special Rate Available Fixtures specified in the CA Report in each case by amending its relevant tax return for the Earliest Claim Period (and any subsequent tax return in which the pooling is required to be taken into account) no later than 20 business days after determination of the qualifying expenditure in accordance with paragraph 1.3.

1.6	The Seller will not claim any writing-down allowances in respect of the qualifying expenditure allocated to a pool pursuant to paragraph 1.5.
1.7

Within 20 business days after the CA Report is finalised which shall specify the amounts of the Seller’s qualifying expenditure which are to be allocated to the pools pursuant to paragraph 1.5 and the Seller and (as the Purchaser shall procure) the Beneficial Owner will sign in duplicate the Election Notice with such determined amounts included as the Seller’s disposal values of the General Pool Available Fixtures and the Special Rate Available Fixtures and deliver the duplicate to the other Party. The Price Retention shall be payable by the Purchaser to the Seller within 3 business days of the Purchaser's receipt of the Election Notices duly signed by the Seller ("the Payment Date").

1.8

Promptly following the allocation of the Seller’s qualifying expenditure on the Available Fixtures to the pools pursuant to paragraph 1.5 the Seller will notify the Purchaser in writing of such pooling and each party will submit its copy of the completed Election Notice to HMRC in accordance with Section 201 of the CAA by the end of the Earliest Claim Period.

1.9

If HMRC challenges the expenditure allocated to either pool pursuant to paragraph 1.5 the Seller will as soon as reasonably practicable and in any event within ten days, give written notice of it to the Purchaser and the Seller will, at the reasonable cost of the Purchaser, take such action as the Purchaser may reasonably request by notice in writing given to the Seller to avoid, dispute, defend, resist or appeal against such challenge from HMRC.

1.10

The Parties undertake to use reasonable endeavours to ensure that the conditions of Section 187A of the CAA are satisfied to the extent such provisions are applicable and such satisfaction is possible to enable the Beneficial Owner to claim writing down allowances in respect of the Available Fixtures to the extent permitted by the CAA.

1.11

If and to the extent that the Purchaser shall reasonably require, Alba shall be a party to the documentation required in terms of this Part 18 of the Schedule in addition to (or in substitution for) the Seller including potentially entering into the Election Notice or such separate notice all as shall be reasonably required by the Purchaser to enable the Beneficial Owner to obtain valid Election Notice(s) in respect of the qualifying expenditure approximately to the specific monetary values provisionally set out in Paragraph 1.3.

Part 19

VAT Notification

[TO BE PRINTED ON THE HEADED NOTEPAPER OF ROSLIN ESTATE COMPANY]

VAT NOTIFICATION

[   ]

[      ] 2018

Dear Sirs

Site 3, Bio Campus, Roslin, Midlothian (the "Property")

Value Added Tax (Special Provisions) Order 1995 (the "VAT Order")

We hereby notify you in accordance with Article 5(2A)(b) of the VAT Order that Article 5(2B) of the VAT Order does not apply to us in relation to the purchase of the Property from you.

Yours faithfully

For and on behalf of Roslin Estate Company

Part 20

Notice to Adopt Statement of Practice

Notice

PROPERTY:  ALL and WHOLE the subjects known as Site 3, Bio Campus, Roslin, Midlothian registered or undergoing registration in the Land Register of Scotland under Title Number MID[    ]

TRANSFEROR/SELLER:  QUOTIENT BIOCAMPUS LIMITED, a company incorporated under the Companies Acts (Registered Number SC514165) and having their Registered Office at Douglas Building, Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL (the “Seller”)

NOMINEE/PURCHASER:  [           ] Assets Limited, incorporated under the Companies Acts (Registered Number [               ]) and having its Registered Office at 5th Floor, Maybrook House, 40 Blackfriars Street M3 2EG (the “Purchaser”)

FUTURE BENEFICIAL OWNER:   [             ] Estate Company (A Partnership) of 5th Floor Maybrook House, 40 Blackfriars Street, Manchester M3 2EG (the “Beneficial Owner”)

The Seller, the Purchaser and the Beneficial Owner confirm that they have agreed to adopt the optional practice set out in HMRC’s Business Brief 10/96 in relation to the purchase of the Property pursuant to an Agreement dated                       and                      between the Seller and the Purchaser

Following the transfer of the Property, the Purchaser will hold the legal title as nominee for the Beneficial Owner.

SIGNED for and on behalf of the Seller

SIGNED for and on behalf of the Purchaser

SIGNED for and on behalf of the Beneficial Owner